Draft of October 9, 1995

                        AMENDED AND RESTATED AGREEMENT

                                      OF

                             LIMITED PARTNERSHIP

                                      OF

                       CITIZENS UTILITIES CAPITAL L.P.

                         Dated as of ______ __, 1995

                        AMENDED AND RESTATED AGREEMENT
                            OF LIMITED PARTNERSHIP

                                      OF

                       CITIZENS UTILITIES CAPITAL L.P.

                    AMENDED AND RESTATED AGREEMENT OF LIMITED
          PARTNERSHIP of Citizens Utilities Capital L.P., a Delaware limited partnership ("Citizens Capital"), dated as of __________, 1995, among Citizens Utilities Company, a Delaware corporation (the "Company" or "Citizens"), as
          the general partner, [          ], a [Delaware]
          corporation, as the initial limited partner (the "Initial Limited Partner") and such other Persons (as defined herein) who become Limited Partners (as defined herein) as provided herein.

                    WHEREAS, Citizens and the Initial Limited
          Partner entered into an Agreement of Limited Partnership, dated as of __________, 1995 (the "Original Limited
          Partnership Agreement");

                    WHEREAS, the Certificate of Limited Partnership of Citizens Capital was filed with the Office of the Secretary of State of the State of Delaware on __________, 1995;

                    WHEREAS, Citizens Utilities Trust, a Delaware business trust (the "Trust"), formed under the Amended and Restated Declaration of Trust, among the Company, as Sponsor, Chemical Bank, as property trustee (the "Property Trustee"), and Chemical Bank Delaware, as Delaware trustee (the "Delaware Trustee"), and Robert J. DeSantis and Edward O. Kipperman, as regular trustees (the "Regular Trustees"), dated as of ______ __, 1995 (the "Declaration") will issue and sell up to ____________ (or _____________ if the over-allotment option is exercised) of its ____% Convertible Trust Preferred Securities (the "Convertible Preferred Securities") with a liquidation preference of $50 per Convertible Preferred Security, having an aggregate liquidation preference with respect to the assets of the Trust of $___________ (or $__________ if the over-
          allotment option is exercised) pursuant to the Underwriting Agreement (the "Underwriting Agreement") dated ______ __, 1995, among the Company, Citizens Capital, the Trust and the Underwriters named therein;

                    WHEREAS, the trustees of the Trust, on behalf of the Trust, will issue and sell to the Company Convertible Common Securities evidencing an ownership interest in the Trust, registered in the name of the Company, in an aggregate amount equal to at least three percent (3%) of the total capitalization of the Trust, equivalent to at least ________ Convertible Common Securities (or at least __________ Convertible Common Securities if the over-allotment option is exercised), with a liquidation amount of $50 per Convertible Common Security, having an aggregate liquidation amount with respect to the assets of the Trust of at least $___________ (or at least $________ if the over-allotment option is exercised) (the "Convertible Common Securities");

                    WHEREAS, the Trust will use all the proceeds from the sale of the Convertible Preferred Securities and the Convertible Common Securities to purchase Partnership Preferred Securities (as hereinafter defined) in an aggregate liquidation preference of $____________ (or $______________ if the over-allotment option is exercised);

                    WHEREAS, the Company is guaranteeing the payment of distributions on the Partnership Preferred Securities, and payments upon and liquidation with respect to the Partnership Preferred Securities, to the extent provided in the Partnership Preferred Securities Guarantee Agreement (the "Partnership Guarantee Agreement") executed by the Company for the benefit of the holders of the Partnership Preferred Securities from time to time;

                    WHEREAS, so long as any Convertible Preferred Securities are outstanding, the Declaration provides that the holders of Convertible Preferred Securities may cause the Conversion Agent to (a) exchange such Convertible Preferred Securities for Partnership Preferred Securities or Convertible Debentures (as hereinafter defined), as the case may be, held by the Trust, (b) in the event Partnership Preferred Securities are held by the Trust, direct the General Partner to exchange such Partnership Preferred Securities for Convertible Debentures held by Citizens Capital and (c) immediately convert such Convertible Debentures into Common Stock (as hereinafter defined);

                    WHEREAS, the Company wishes to sell to Citizens Capital, and Citizens Capital wishes to purchase from the Company, Convertible Debentures in an aggregate principal amount equal to ___________________, the aggregate stated liquidation preference of the Partnership Preferred Securities issued and sold by Citizens Capital; and

                    WHEREAS, the Partners desire to continue
          Citizens Capital under the Act (as defined herein) and to amend and restate the Original Limited Partnership
          Agreement in its entirety.

                    NOW, THEREFORE, in consideration of the
          agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Limited
          Partnership Agreement as follows:

                                  ARTICLE I

                                DEFINED TERMS

                    Section 1.1  DEFINITIONS.  Unless the context
          otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

                    "Act" means the Delaware Revised Uniform
          Limited Partnership Act, as amended from time to time.

                    "Action" means any action permitted to be taken by the General Partner under this Agreement relating to the terms of the Partnership Preferred Securities, which action shall be in writing.

                    "Additional Distributions" means Distributions that shall be declared and paid by Citizens Capital on any Distribution arrearages in respect of the Partnership Preferred Securities at the rate of __% per annum compounded quarterly.

                    "Additional Interest" has the meaning set forth in Annex C hereto.

                    "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person, (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person, (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, (d) a partnership in which the specified Person is a general partner, (e) any officer or director of the specified Person and (f) if the specified Person is an officer, director, general partner or employee, any other entity for which the specified Person acts in any such capacity.

                    "Agreement" means the Limited Partnership
          Agreement.

                    "Book-Entry Interest" means a beneficial interest in the LP Certificates, ownership and transfers of which shall be made through the book-entry system of a Clearing Agency as described in Section 10.4.

                    "Business Day" has the meaning set forth in Annex C hereto.

                    "Capital Account" has the meaning set forth in
          Section 3.3.

                    "Cash Equivalent Amount" has the meaning set forth in Section 6.4(c)(iii).

                    "Citizens Capital" has the meaning set forth in Annex C hereto.

                    "Certificate" means the Certificate of Limited Partnership of Citizens Capital filed with the Secretary of State of the State of Delaware on August __, 1995, as it may be amended and restated from time to time.

                    "Clearing Agency" means an organization
          registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depository for the Partnership Preferred Securities and in whose name (or nominee's name) shall be registered one or more global LP Certificates and which shall undertake to effect book-entry transfers and pledges of the Partnership Preferred Securities.

                    "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of interest in securities deposited with the Clearing Agency.

                    "Closing Date" means the Closing Time and each "Date of Delivery" under the Underwriting Agreement.

                    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section (Section) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

                    "Common Stock" has the meaning set forth in Annex C hereto.

                    "Company" has the meaning set forth in the forepart of this Agreement and Annex C hereto.

                    "Company Event" has the meaning set forth in Annex C hereto.

                    "Conversion Agent" has the meaning set forth in Annex C hereto.

                    "Conversion Date" has the meaning set forth in
          Section 6.3(b) of this Agreement.

                    "Conversion Price" has the meaning set forth in
          Section 6.3(a) of this Agreement.

                    "Convertible Common Securities" has the meaning set forth in Annex C hereto.

                    "Convertible Debentures" has the meaning set forth in Annex C hereto.

                    "Convertible Preferred Securities" has the meaning set forth in Annex C hereto.

                    "Declaration" has the meaning set forth in Annex C hereto.

                    "Deferred Interest" means interest that shall accrue on any interest on the Convertible Debentures that is not paid quarterly and that shall accrue at the rate of __% per annum compounded quarterly.

                    "Definitive LP Certificates" has the meaning set forth in Section 10.4(a) of this Agreement.
                    "Distributions" means the cumulative
          distributions in cash or Common Stock, as the case may be, from the Partnership with respect to the Interests represented by the Partnership Preferred Securities, accruing from the first Closing Date and payable quarterly in arrears as set forth herein, commencing __________, 1995.

                    "Distribution Declaration Date" has the meaning set forth in Annex C hereto.

                    "Distribution Declaration Notice" has the meaning set forth in Annex C hereto.

                    "Distribution Payment Date" has the meaning set forth in Section 6.2(b)(ii) of this Agreement.

                    "DTC" means The Depository Trust Company, the initial Clearing Agency.

                    "Election Agent" shall have the meaning set forth in Annex C hereto.

                    "Election Period" has the meaning set forth in Annex C hereto.

                    "Eligible Institution" means (a) the Fiscal
          Agent or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1)(i) which has either (A) a long-term unsecured debt rating of AAA or better by S&P and Aaa or better by Moody's or (B) a short-term unsecured debt rating or a certificate of deposit rating of A-1+ or better by S&P and P-1 or better by Moody's and (ii) whose deposits are insured by the FDIC or (2)(i) the parent of which has a long-term or short-term unsecured debt rating which signifies investment grade and (ii) whose deposits are insured by the FDIC.

                    "Eligible Investment Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the Untied States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

                    "Eligible Investment" mean book-entry
          securities, negotiable instruments, cash or securities represented by instruments in bearer or registered form which evidence:

                    (a)  direct obligations of, and obligations
               fully guaranteed as to timely payment by, the Government of the United States of America;
                    (b)  demand deposits, time deposits or
               certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; PROVIDED, HOWEVER, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of S&P, Moody's and, if rated by Fitch, Fitch in the highest investment category granted thereby;

                    (c)  commercial paper having, at the time of
               the investment or contractual commitment to invest therein, a rating from each of S&P, Moody's and, if rated by Fitch, Fitch in the highest investment rating category granted thereby;

                    (d) investments in money market funds having a rating from each of S&P and Moody's in the highest investment rating category granted thereby;

                    (e)  demand deposits, time deposits and
               certificates of deposit which are fully insured by the FDIC;

                    (f)  bankers' acceptances issued by any
               depository institution or trust company referred to in clause (b) above; or

                    (g) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the Government of the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company which is an Eligible Institution and the deposits of which are insured by the FDIC.

                    "Equivalent Value" has the meaning set forth in Annex C hereto.

                    "Event of Default" has the meaning set forth in Annex C hereto.

                    "Exchange Act" means the Securities Exchange
          Act of 1934, as amended.

                    "FDIC" means the Federal Deposit Insurance
          Corporation or any successor thereto.

                    "Fiscal Agent" means ______________.

                    "Fiscal Period" means each calendar quarter.

                    "Fiscal Year" means (i) the period commencing upon the formation of Citizens Capital and ending on December 31, 1995, and (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31.

                    "Fitch" means Fitch Investors Service, Inc. or any successor thereto.

                    "General Partner" has the meaning set forth in Annex C hereto.

                    "General Partnership Security" has the meaning set forth in Annex C hereto.

                    "Guarantee Agreements" has the meaning set forth in Annex C hereto.

                    "Holder" or "Partnership Preferred Security
          Holder" means a Limited Partner in whose name an LP
          Certificate representing Partnership Preferred Securities is registered.

                    "Indenture" has the meaning set forth in Annex
          C hereto.

                    "Indenture Trustee" has the meaning set forth in Annex C hereto.

                    "Initial Limited Partner" means _____________, a [Delaware] corporation.

                    "Interest" means the entire ownership interest of a Partner in Citizens Capital at any particular time, including, without limitation, its interest in the capital, profits, losses and distributions of Citizens Capital.

                    "Limited Partner" means any Person who is admitted to Citizens Capital as a Limited Partner pursuant to the terms of this Agreement.

                    "Liquidation Distribution" has the meaning set forth in Section 6.2(g).

                    "Liquidator" has the meaning specified in
          Section 11.3 of this Agreement.

                    "LP Certificate" means a certificate
          substantially in the form attached hereto as Annex A, evidencing the Partnership Preferred Securities held by a Limited Partner.

                    "Majority or Other Stated Percentage in
          Liquidation Preference" means Holder(s) of Partnership Preferred Securities who are the record owners of Partnership Preferred Securities whose aggregate liquidation preferences represent not less than 50% or not less than such stated percentage of the aggregate liquidation preference of all Partnership Preferred Securities then outstanding.

                     "Maximum Stock Sales Proceeds" has the meaning set forth in Section 6.4(c)(ii).

                    "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

                    "Net Income" and "Net Loss", respectively, for any Fiscal Period mean the income and loss, respectively, of Citizens Capital for such Fiscal Period as determined in accordance with the method of accounting followed by Citizens Capital for federal income tax purposes, including, for all purposes, the net income, if any, from Eligible Investments and any income exempt from tax expenditures of Citizens Capital which are described in the Code; provided, however, that any item allocated under Sections 4.2 and 4.3 shall be excluded from the computation of Net Income and Net Loss.

                    "No Recognition Opinion" has the meaning set forth in Annex C hereto.

                    "Notice of Conversion" has the meaning set forth in Section 4.2(a) of this Agreement.

                    "Original Limited Partnership Agreement" has the meaning set forth in the recitals to this Agreement.

                    "Partners" means the General Partner and, if appointed pursuant to Section 6.2(h), any Special
          Representative and the Limited Partners, collectively, where no distinction is required by the context in which the term is used.

                    "Partnership Distribution Account" has the meaning specified in Section 3.6(b) of this Agreement.

                    "Partnership Event" has the meaning set forth in Annex C hereto.

                    "Partnership Guarantee Agreement" means the
          Partnership Preferred Securities Guarantee Agreement dated as of __________, 1995 of Citizens in favor of the Partnership Preferred Security Holders with respect to the Partnership Preferred Securities.

                    "Partnership Investment Company Act Event" has the meaning set forth in Annex C hereto.

                    "Partnership Preferred Securities" has the meaning set forth in Annex C hereto.

                    "Partnership Preferred Security Owner" means, with respect to a Book Entry Interest, a Person who is the beneficial owner of such Book Entry Interest as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency or Clearing Agency Participant).

                    "Partnership Purchase Agreement" means the partnership purchase agreement between the Trust and Citizens Capital providing for the purchase of the Partnership Preferred Securities.

                    "Partnership Securities" has the meaning set forth in Annex C hereto.

                    "Partnership Tax Event" has the meaning set forth in Annex C hereto.

                    "Paying Agent" shall have the meaning set forth in Annex C hereto.

                    "Person" has the meaning set forth in Annex C hereto.

                    "Power of Attorney" means the Power of Attorney granted pursuant to Section 13.2.

                    "Property Trustee" has the meaning set forth in Annex C hereto.

                    "Purchase Price" for any Partnership Preferred Security means the amount paid per Partnership Preferred Security pursuant to the Partnership Purchase Agreement.

                    "Redemption Price" has the meaning set forth in
          Section 6.2(c).

                    "Rating Agencies" means Fitch, Moody's and S&P.

                    "Rating Agency Event" has the meaning set forth in Annex C hereto.

                    "Securities Act" means the Securities Act of
          1933, as amended.

                    "Share Transfer and Valuation Date" has the meaning set forth in Annex C hereto.

                    "Shortfall Amount" has the meaning set forth in
          Section 6.4(c)(ii).

                    "Special Representative" means the Person appointed (i) to enforce Partnership Preferred Security Holders' rights under the Partnership Guarantee Agreement, (ii) to enforce Citizens Capital's rights against Citizens under the Convertible Debentures or
          (iii) to exercise rights otherwise exercisable by the General Partner to declare and pay distributions on the Partnership Preferred Securities as provided in Section 6.2(h) of this Agreement.

                    "S&P" means Standard & Poor's Ratings Group or any successor thereof.

                    "Tax Matters Partner" means the General Partner designated as such in Section 9.8 hereof.

                    "Trading Day" has the meaning set forth in Annex C hereto.

                    "Transfer Agent" means Chemical Bank and its successors and assigns.
                    "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                    "Trust" has the meaning set forth in Annex C hereto.

                    "Trust Event" has the meaning set forth in Annex C hereto.

                    "Trust Investment Company Act Event" has the meaning set forth in Annex C hereto.

                    "Trust Securities" means the Convertible Common Securities and the Convertible Preferred Securities.

                    "Trust Tax Event" has the meaning set forth in Annex C hereto.

                    "Underwriters" means the underwriters named in
          Schedule I to the Underwriting Agreement.

                    "Underwriting Agreement" means the Underwriting Agreement dated __________, 1995, among the Company, Citizens Capital, the Trust and the several Underwriters named therein relating to the issuance and sale of the Convertible Preferred Securities.

                    Section 1.2  HEADINGS.  The headings and
          subheadings in this Agreement are included for convenience and identification purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                  ARTICLE II

                      CONTINUATION OF CITIZENS CAPITAL;
            ADMISSION OF PARTNERSHIP PREFERRED SECURITIES HOLDERS;
                    WITHDRAWAL OF INITIAL LIMITED PARTNER

                    Section 2.1 CONTINUATION OF CITIZENS CAPITAL. The parties hereto agree to continue Citizens Capital in accordance with the terms of this Agreement. The General Partner, for itself and as agent for the Limited Partners, shall make every reasonable effort to assure that an amendment to the Certificate of Limited Partnership reflecting this Agreement, and all other certificates and documents, are properly executed and shall accomplish all filing, recording, publishing and other acts necessary or appropriate for compliance with all the requirements for the continuation of Citizens Capital as a limited partnership under the Act and under all other laws of the State of Delaware or such other jurisdictions in which the General Partner determines that Citizens Capital may conduct business. The rights and duties of the Partners shall be as provided herein and, subject to the terms hereof, the Act.
                    Section 2.2  NAME.  The name of Citizens
          Capital is "Citizens Utilities Capital L.P.", as such name may be modified from time to time by the General Partner following written notice to the Limited Partners.

                    Section 2.3 BUSINESS OF CITIZENS CAPITAL. The purposes of Citizens Capital are (a) to issue limited partnership interests in Citizens Capital in the form of Partnership Preferred Securities, and to use substantially all of the proceeds thereof and substantially all of the proceeds from the capital contributed to Citizens Capital by the General Partner to purchase the Convertible Debentures of Citizens, (b) to invest, at all times, at least 1% of the total capital contributed to Citizens Capital by the Partners, (c) to receive interest and other payments on the Convertible Debentures in the form of cash or Common Stock and distribute such cash or Common Stock to the Partners as distributions on Citizens Capital or sell such number of shares of Common Stock in the market to generate cash to pay cash distributions on the Partnership Preferred Securities, (d) to effect the conversion of Partnership Preferred Securities into Common Stock and (e) except as otherwise limited herein, to enter into, make and perform all contracts and other undertakings, and engage in all activities and transactions as the General Partner may reasonably deem necessary or advisable for the carrying out of the foregoing purposes of Citizens Capital. Citizens Capital may not conduct any other business or operations except as contemplated by the preceding sentence.

                    Section 2.4  TERM.  The term of Citizens
          Capital shall commence upon the filing of the Certificate in the Office of the Secretary of State of the State of Delaware and shall continue for 45 years from the initial Closing Date, unless dissolved before such date in accordance with the provisions of this Agreement.

                    Section 2.5  REGISTERED AGENT AND OFFICE.
          Citizens Capital's registered agent and office in Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. At any time, the General Partner may designate another registered agent and/or registered office.

                    Section 2.6 PRINCIPAL PLACE OF BUSINESS. The principal place of business of Citizens Capital shall be c/o Citizens Utilities Company, High Ridge Park, P.O. Box 3801, Stamford, Connecticut 06905. Upon ten days written notice to the Partners, the General Partner may change the location of Citizens Capital's principal place of business, provided that such change has no material adverse effect upon any Partner.

                    Section 2.7  NAME AND BUSINESS ADDRESS OF
          GENERAL PARTNER.  The name and address of the General
          Partner are as follows:

                    Citizens Utilities Company
                    High Ridge Park
                    P.O. Box 3801
                    Stamford, Connecticut 06905
                    Attention:  ____________

          The General Partner may change its name or business address from time to time, in which event the General
          Partner shall promptly notify the Limited Partners of any such change.

                    Section 2.8 QUALIFICATION TO DO BUSINESS. The General Partner shall cause Citizens Capital to become qualified, formed or registered under the applicable qualification, fictitious name or similar laws of any jurisdiction in which Citizens Capital transacts business.

                    Section 2.9  ADMISSION OF HOLDERS OF
          PARTNERSHIP PREFERRED SECURITIES; WITHDRAWAL OF INITIAL
          LIMITED PARTNER.

                    (a) Without execution of this Agreement, upon the acquisition of an LP Certificate by a Person, whether by purchase, gift, devise or otherwise, which acquisition shall be deemed to constitute a request by such Person that the books and records of Citizens Capital reflect such Person's admission as a Limited Partner, such Person shall be admitted to Citizens Capital as a Limited Partner and shall become bound by this Agreement.

                    (b)  Following the first admission of a
          Partnership Preferred Security Holder to Citizens Capital as a Limited Partner, the Initial Limited Partner shall withdraw from Citizens Capital and shall receive the return of its capital contribution without interest or deduction.

                    (c)  The name and mailing address of each
          Partner and the amount contributed by such Partner to the capital of Citizens Capital shall be listed on the books and records of Citizens Capital. The General Partner shall be required to update the books and records from time to time as necessary to accurately reflect such information.

                                 ARTICLE III

                   CAPITAL CONTRIBUTIONS; REPRESENTATION OF
              PARTNERSHIP PREFERRED SECURITY HOLDER'S INTEREST;
                               CAPITAL ACCOUNTS

                    Section 3.1  CAPITAL CONTRIBUTIONS.

                    (a)  The General Partner has, on or prior to
          the first Closing Date, contributed an aggregate of $3.00 to the capital of Citizens Capital. The General Partner shall on or prior to each subsequent Closing Date, make such additional capital contributions as are necessary to maintain its Capital Account balance at an amount equal to at least 3% of the aggregate positive Capital Account balances of all Partners as of the time of each such Closing Date.
                    (b) The Initial Limited Partner has, prior to the date hereof, contributed the amount of $97.00 to the capital of Citizens Capital, which amount will be returned to the Initial Limited Partner as contemplated by Section 2.9(b).

                    (c)  On each Closing Date, each Person who
          acquires a Partnership Preferred Security from Citizens Capital shall, in connection with the acquisition of such Partnership Preferred Security, contribute to the capital of Citizens Capital an amount in cash equal to the Purchase Price for such Partnership Preferred Security.

                    (d)  No Limited Partner shall at any time be
          required to make any additional capital contributions to Citizens Capital, except as may be required by law.

                    Section 3.2  PARTNERSHIP PREFERRED SECURITY
          HOLDER'S INTEREST REPRESENTED BY L.P. CERTIFICATE. A Partnership Preferred Security Holder's Interest shall be represented by the L.P. Certificate held by or on behalf of such Holder. Each Partnership Preferred Security Holder's respective ownership of Partnership Preferred Securities shall be set forth on the books and records of Citizens Capital. Each Holder hereby agrees that its Interest represented by its L.P. Certificate shall for all purposes be personal property. A Partnership Preferred Security Holder shall have no interest in specific Partnership property.

                    Section 3.3 CAPITAL ACCOUNTS. An individual capital account (a "Capital Account") shall be established and maintained on the books of Citizens Capital for each Partner in compliance with Treasury Regulation Sections 1.704-1(b)(2)(iv) and 1.704-2, as amended. Subject to the preceding sentence, each Capital Account will be increased by the amount of the capital contributions (including the Purchase Price) made by, and the Net Income allocated to, such Partner (or predecessor in interest) and reduced by the amount of distributions made by Citizens Capital, and Net Losses allocated, to the Partner (or predecessor thereof). In addition, a Partner's Capital Account shall be increased or decreased, as the case may be, for any items specifically allocated to such Partner under Section 4.2 of this Agreement, and, to the extent permitted under the applicable Treasury Regulation, the General Partner's Capital Account will be increased to the extent the General Partner pays any costs or expenses of Citizens Capital directly out of the General Partner's own funds. If any property is distributed in kind to any Partner, the amount of such distribution shall, solely for purposes of reducing a Partner's Capital Account, and not for tax purposes, be equal to the fair market value of such Property at the time of distribution.

                    Section 3.4 INTEREST ON CAPITAL CONTRIBUTIONS. Except as provided herein, no Partner shall be entitled to interest on or with respect to any capital contribution to Citizens Capital.

                    Section 3.5 WITHDRAWAL AND RETURN OF CAPITAL CONTRIBUTIONS. Subject to Section 3.1(b), no Partner shall be entitled to withdraw any part of such Partner's capital contribution to Citizens Capital. No Partner shall be entitled to receive any distributions from Citizens Capital, except as provided in this Agreement.

                    Section 3.6  INVESTMENT OF CAPITAL CONTRIBUTIONS.

                    (a)  The General Partner may establish and
          maintain in the name of Citizens Capital an Eligible Investment Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Partners. On each Closing Date, the General Partner shall deposit from the proceeds of the aggregate capital contributions received from the Partners an amount equal to at least 1% of such aggregate capital contributions into the Eligible Investment Account. On the first Closing Date, the amount deposited by the General Partner shall equal $_____.

                    (b)  Funds on deposit in the Eligible
          Investment Account shall be invested by the General Partner; PROVIDED, HOWEVER, it is understood and agreed that the General Partner shall not be liable for any loss arising from such investment in Eligible Investments; PROVIDED FURTHER that none of the funds deposited in the Eligible Investment Account shall be invested in an Eligible Investment or Eligible Investments issued by the General Partner or an Affiliate thereof for a period of five years following the Closing Date. All such Eligible Investments shall be held by the General Partner for the benefit of Citizens Capital, PROVIDED, HOWEVER, that on the day preceding each Distribution Payment Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Eligible Investment Account shall be deposited into Citizens Capital's account maintained by Citizens Capital for receipt of income on the Convertible Debentures (the "Partnership Distribution Account") and shall constitute a portion of Citizens Capital's Net Income eligible for distribution to the Partners. Funds on deposit in the Eligible Investment Account shall be invested in Eligible Investments that will mature prior to the next succeeding Distribution Payment Date.

                                  ARTICLE IV

                                 ALLOCATIONS

                    Section 4.1 PROFITS AND LOSSES. After giving effect to the special allocations set forth in Sections
          4.2 and 4.3 and subject to further modification by
          Section 4.4, which special allocations shall take precedence over any allocations made pursuant to this
          Section 4.1,

                    (a)  Citizens Capital's Net Income for each
          Fiscal Period of Citizens Capital shall be allocated as follows:

                    (i)  First, among Holders of Partnership
               Preferred Securities, as of the close of business on the record date for such Fiscal Period, an amount of Net Income equal to the excess of (x) the Distributions accrued on each Holder's Partnership Preferred Securities from the first Closing Date through and including the close of business on the record date for such Fiscal Period, including any Additional Distributions payable with respect thereto, over (y) the amount of Net Income allocated to each such Holder pursuant to this Section 4.1(a)(i) in all prior Fiscal Periods, including any Additional Distributions payable with respect thereto.

                    (ii) Second, to each Holder of a Partnership Preferred Security in an amount equal to the excess of (x) all Net Losses, if any, allocated to each such Holder from the date of issuance of the Partnership Preferred Security through and including the close of such Fiscal Period pursuant to Section 4.1(b)(ii) over (y) the amount of Net Income, if any, allocated to each such Holder pursuant to this
               Section 4.1(a)(ii) in all prior Fiscal Periods.

                    (iii)  Any remaining Net Income shall be
               allocated to the General Partner.

                    (b) Citizens Capital's Net Loss for any Fiscal Period shall be allocated as follows:

                    (i)  First, to the General Partner until the
               balance of the General Partner's Capital Account is reduced to zero.

                    (ii) Second, among the Holders in proportion to their respective aggregate Capital Account balances, until the Capital Account balances of such Holders are reduced to zero, provided, however, that the General Partner shall make appropriate adjustments in these allocations, in accordance with
               Section 4.1(c), with respect to any Partnership Preferred Securities as to which Net Income has been allocated with respect to Distributions that accrued but were not paid.

                    (iii)  Any remaining Net Loss shall be
               allocated to the General Partner.

                    (c)  The General Partner shall make such
          changes to the allocations in Sections 4.1(a) and 4.1(b) as it deems reasonably necessary so that, in the year of Citizens Capital's liquidation, amounts distributed to the Partnership Preferred Security Holders in accordance with Section 11.4(ii) shall equal their Liquidation Distributions.

                    Section 4.2  SPECIAL ALLOCATIONS.

                    (a) CONVERSION INTO COMMON STOCK. If a Holder delivers an irrevocable notice of conversion ("Notice of Conversion") to the Conversion Agent which instructs the Conversion Agent to exchange some or all of such Holder's Partnership Preferred Securities for a portion of the Convertible Debentures held by Citizens Capital and to immediately convert such Convertible Debentures into Common Stock pursuant to Section 6.3(b) of this Agreement, such Holder shall be allocated any interest (including original issue discount) accruing on a daily basis on the Convertible Debentures so converted until, but not including, the date of such conversion, but only to the extent such interest (including original issue discount) was not previously allocated to the Partners in a prior Fiscal Period as part of Net Income under Section 4.1(a) of this Agreement.

                    (b)  DISTRIBUTIONS IN COMMON STOCK.  If a
          Holder delivers a Notice of Distribution Election to the General Partner which instructs Citizens Capital to have distributions paid on a specified portion of the Partnership Preferred Securities in the form of Common Stock (rather than cash) on the next Distribution Payment Date or is deemed to have made such election of any such distribution in the form of Common Stock (rather than cash) on such Distribution Payment Date pursuant to
          Section 6.4, such Holder shall, solely for purpose of adjusting its Capital Account, and not for tax purposes, be allocated Net Income or Net Loss, as the case may be, in addition to Net Income and Net Loss allocated pursuant to Section 4.1(a), equal to the difference between the fair market value and the book value of the Common Stock at the time of its distribution.

                    (c)  INCOME FROM SALE OF COMMON STOCK.  Any
          income, gain or loss resulting from the sale of any shares of Common Stock, and any expenditures resulting from or related to the sale of any shares of Common Stock, shall be allocated entirely to the General Partner.

                    (d)  INCOME FROM ELIGIBLE INVESTMENTS.  Any
          income, gain or loss resulting from purchase, ownership or disposition of Eligible Investments shall be allocated entirely to the General Partner.

                    (e) PROPERTY AFTER PAYMENT DATES. Any cash or shares of Common Stock or other property remaining in the Partnership after a Payment Date after the satisfaction of obligations to the Limited Partners shall be allocated entirely to the General Partner.

                    4.3  OTHER ALLOCATION PROVISIONS

                    (a) All expenditures described in Code Section 705(a)(2)(B) that are incurred by, or on behalf of, Citizens Capital and paid or otherwise reimbursed by the General Partner shall be allocated entirely to the General Partner.

                    (b)  In the event any Holder unexpectedly
          receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Net Income shall be specially allocated to such Holder in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit, if any, in the balance of the Capital Account of such Holder as quickly as possible. This Section 4.3(b) is intended to comply with then qualified income offset provision in Section 1.704(b)(2)(ii)(d) of the Treasury Regulations.

                    (c) For purposes of determining the profits, losses or any other items allocable to any period, profits, losses and any such other items shall be determined on a daily basis, unless the General Partner determines that another method is permissible under
          Section 704 of the Code and the Treasury Regulations promulgated thereunder. Unless otherwise specified, such profits, losses or other items shall be determined for each Fiscal Period.

                    (d) The Partners are aware of the income tax consequences of the allocations made by this Article IV and hereby agree to be bound by the provisions of this
          Article IV in reporting their shares of Net Income and Net Loss for U.S. federal income tax purposes.

                    (e) Notwithstanding anything to the contrary that may be expressed or implied in this Article IV, the interest of the General Partner in each item of income, gain, loss, deduction and credit will be equal to at least (i) at any time that aggregate capital contributions to Citizens Capital are equal to or less than $50,000,000, 1% of each such item and (ii) at any time that aggregate capital contributions to Citizens Capital are greater than $50,000,000, at least 1%, multiplied by a fraction (not exceeding one and not less than 0.2), the numerator of which is $50,000,000 and the denominator of which is the lesser of (A) the aggregate Capital Account balances of the Capital Accounts of all Partners at such time and (B) the aggregate capital contributions to Citizens Capital of all Partners at such time.

                    (f) The Partners intend that the allocations under Section 4.1 conform to Treasury Regulations Sections 1.704-1(b) and 1.704-2 (including, without limitation, the minimum gain chargeback, chargeback of partner nonrecourse debt minimum gain, qualified income offset and partner nonrecourse debt provisions of such Treasury Regulations), and the General Partner shall make such changes in the allocations under Section 4.1 as it believes are reasonably necessary to meet the requirements of such Treasury Regulations.

                    (g)  Solely for the purpose of adjusting the
          Capital Accounts of the Partners, and not for tax purposes, if any property (including, without limitation, shares of Common Stock) is distributed in kind to any Partner, the difference between the fair market value of such property and its book value at the time of distribution shall be treated as gain or loss recognized by Citizens Capital and allocated pursuant to the provisions of Sections 4.1, 4.2 and 4.3.

                    Section 4.4  ALLOCATIONS FOR INCOME TAX
          PURPOSES. The income, gains, losses, deductions and credits of Citizens Capital (including the character of such items of income, gain, loss, deductions and credits) shall be allocated in the same manner as the items entering into the computation of Net Income and Net Loss are allocated under Sections 4.1, 4.2 and 4.3; provided, however, that solely for federal, state and local income and franchise tax purposes, but not for book or Capital Account purposes, income, gain, loss and deductions with respect to any property properly carried on Citizens Capital's books at a value other than the tax basis of such property shall be allocated in a manner determined in the General Partner's discretion, so as to take into account (consistently with Code Section 704(c) principles) the difference between such property's book value and its tax basis. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner is authorized to modify the allocations of this Section 4.4, and Sections 4.1, 4.2 and 4.3, if necessary or appropriate, in the General Partner's sole discretion, for the allocations to fairly reflect the economic gain, income or loss to each of the Partners, or as otherwise required by the Code or the Treasury Regulations. Any Net Income or Net Loss resulting from a difference between the fair market value of property distributed in kind (including, without limitation, shares of Common Stock) that is deemed to result under Section 4.2(b) or 4.3(g), shall not be deemed to constitute Net Income or Net Loss, as the case may be, for purposes of allocating income, gains or losses to the Partners for federal, state or local tax purposes.

                    Section 4.5  WITHHOLDING.  Citizens Capital
          shall comply with withholding requirements under federal, state and local law and shall remit amounts withheld to and file required forms with applicable jurisdictions.
          To the extent that Citizens Capital is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Partner, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Partner. In the event of any claimed over-withholding, Partners shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, Citizens Capital may reduce subsequent distributions by the amount of such withholding. Each Partner agrees to furnish Citizens Capital with any representations and forms as shall reasonably be requested by Citizens Capital to assist it in determining the extent of, and in fulfilling, its withholding obligations.

                                  ARTICLE V

                                DISTRIBUTIONS

                    Section 5.1 DISTRIBUTIONS. Limited Partners shall receive periodic Distributions, if any, redemption payments and liquidation distributions in accordance with the terms of the Partnership Preferred Securities set forth in Article VI. Subject to the rights of the Partnership Preferred Security Holders, all cash and other property remaining in the Partnership Distribution Account shall be distributed to the General Partner at such time as the General Partner shall determine.
                    Section 5.2  LIMITATIONS ON DISTRIBUTIONS.
          Citizens Capital shall not make a distribution to any Partner on account of such Partner's Interest if such distribution would violate Section 17-607 of the Act or other applicable law.

                                  ARTICLE VI

                 ISSUANCE OF PARTNERSHIP PREFERRED SECURITIES

                    Section 6.1  GENERAL PROVISIONS REGARDING
          PARTNERSHIP PREFERRED SECURITIES.

                    (a)  There is hereby authorized for issuance
          and sale Partnership Preferred Securities having an
          aggregate liquidation preference not greater than $[   ]
          and having the designation, annual distribution rate, liquidation preference, redemption terms, conversion and exchange rights and other powers, preferences and special rights and limitations set forth in this Article VI. The aggregate liquidation preference of Partnership Preferred Securities authorized hereunder shall be reduced 30 days after the first Closing Date to the amount purchased by the Underwriters.

                    (b)  The payment of distributions (including
          payments of distributions by Citizens Capital in liquidation or on redemption in respect of Partnership Preferred Securities shall be guaranteed by the Company pursuant to the Partnership Guarantee Agreement. In the event of an appointment of a Special Representative pursuant to Section 6.2(h), among other things, to enforce the Partnership Guarantee Agreement, the Special Representative may take possession of the Partnership Guarantee Agreement for such purpose. The Partnership Preferred Security Holders, by acceptance of such Partnership Preferred Securities, acknowledge and agree to the subordination provisions in, and other terms of, the Partnership Guarantee Agreement.

                    (c) The proceeds received by Citizens Capital from the issuance of Partnership Preferred Securities, together with the proceeds of the capital contributed by the General Partner pursuant to Section 3.1(a) of this Agreement, but less any amounts deposited by the General Partner in the Eligible Investment Account pursuant to
          Section 3.6(a), shall be invested by Citizens Capital in Convertible Debentures with (i) an aggregate principal amount equal to such aggregate proceeds (less accrued interest, if any) and (ii) an interest rate at least equal to the distribution rate of the Partnership Preferred Securities.

                    (d) Citizens Capital may not issue any other interests in Citizens Capital, without the approval of the Holders of not less than 66-2/3% in Liquidation Preference of the Partnership Preferred Securities; provided, however, that Citizens Capital may issue a general partnership security to the Special Representative. All Partnership Preferred Securities shall rank senior to all other Interests in Citizens Capital in respect of the right to receive Distributions or other distributions and the right to receive payments out of the assets of Citizens Capital upon voluntary or involuntary liquidation, dissolution, winding-up or termination of Citizens Capital. All Partnership Preferred Securities redeemed, purchased or otherwise acquired by Citizens Capital (including Partnership Preferred Securities surrendered for conversion or exchange) shall be canceled. The Partnership Preferred Securities will be issued in registered form only. Distributions on all Partnership Preferred Securities shall be cumulative.

                    (e) No Holder shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional limited partnership interests, or of securities convertible into any Partnership Preferred Securities or other limited partnership interests, whether now or hereafter authorized and whether issued for cash or other consideration or by way of a distribution.

                    (f) Neither the Company nor any Affiliate of the Company shall have the right to vote or give or withhold consent with respect to any Partnership Preferred Security owned by it, directly or indirectly, and, for purposes of any matter upon which the Limited Partners may vote or give or withhold consent as provided in this Agreement, Partnership Preferred Securities owned by the Company or any Affiliate shall be treated as if they were not outstanding.

                    Section 6.2  PARTNERSHIP PREFERRED SECURITIES.

                    (a)  DESIGNATION.  The Partnership Preferred
          Securities, liquidation preference $50 per Partnership
          Preferred Security, are hereby designated as "   %
          Convertible Partnership Preferred Securities".

                    (b) DISTRIBUTIONS. (i) Partnership Preferred Security Holders shall be entitled to receive, when, as and if declared by the General Partner, cumulative
          Distributions at a rate per annum of    % of the stated
          liquidation preference of $50 per Partnership Preferred Security, calculated on the basis of a 360-day year consisting of 12 months of 30 days each. For any period shorter than a full quarter period, Distributions will be computed on the basis of the actual number of days elapsed in such period. Distributions shall be payable quarterly in arrears in United States dollars and, to the extent Partnership Preferred Security Holders deliver a Notice of Distribution Election instructing the General Partner to pay Distributions on a specified portion of the Interests in Common Stock, subject to the provisions of Section 6.4, in Common Stock. If all or a portion of a distribution is made in Common Stock as a result of a Notice of Distribution Election, the amount of such distribution on a Partnership Preferred Security that a Holder shall be entitled to receive shall be an Equivalent Value of Common Stock at the Share Transfer and Valuation Date regardless of the fair market value of such stock at the time of its distribution by Citizens Capital. Such Distributions will accrue and be cumulative whether or not they have been declared and whether or not there are funds of Citizens Capital legally available for the payment of Distributions. Distributions on the Partnership Preferred Securities shall be cumulative from the first Closing Date. Additional Distributions upon any Distribution arrearages shall be declared and paid in order to provide, in effect, quarterly compounding on such Distribution arrearages at a rate of ___% per annum compounded quarterly, and such Additional Distributions shall accumulate. In the event that any date on which Distributions are payable on the Partnership Preferred Securities is not a Business Day, then payment of the Distribution payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                    (ii)  Distributions on the Partnership
          Preferred Securities must be declared quarterly and be paid in arrears on January 31, April 30, July 31 and October 31 of each year, commencing on __________, 1996 (each a "Distribution Payment Date") to the extent that Citizens Capital has, on such date, (x) funds (including Common Stock and to the extent Partnership Preferred Security Holders have elected or are deemed to have elected to receive Common Stock) legally available for the payment of such Distributions and (y) cash and, where applicable, Common Stock, on hand sufficient to permit such payments, it being understood that to the extent that funds (including, where applicable, Common Stock) are not available to pay in full all accumulated and unpaid Distributions, Citizens Capital may pay partial Distributions to the extent of funds (including, where applicable, Common Stock) legally available therefor.

                    For purposes of this Section 6.2(b), net interest and investment income from funds on deposit in the Eligible Investment Account that is transferred into the Partnership Distribution Account shall be considered funds available for the payment of Distributions; provided, however, that the principal amount of Eligible Investments shall not be available as Distributions or otherwise except in connection with a liquidating distribution pursuant to Section 11.4 of this Agreement.

                    Distributions will be payable to the Holders as they appear on the books and records of Citizens Capital on the Regular Record Date (as such term is defined in the Indenture) immediately preceding the applicable Distribution Payment Date. Distributions payable on any Partnership Preferred Securities that are not punctually paid on any Distribution Payment Date, as a result of the Company having failed to make a payment on the Convertible Debentures, will cease to be payable to the Person in whose name such Partnership Preferred Securities are registered on the relevant record date, and such late Distribution will instead be payable to the Person in whose name such Partnership Preferred Securities are registered on the special record date or other specified date determined in accordance with the Limited Partnership Agreement. If any date on which Distributions are payable on the Partnership Preferred Securities is not a Business Day, then payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event of any extended interest payment period with respect to the Convertible Debentures resulting in the deferral of the payment of Distributions on the Partnership Preferred Securities, the General Partner shall notify the Holders as to such extended interest payment period.

                    (iii)  Citizens Capital shall not:

                    (1) pay, declare or set aside for payment, any distributions on any other Interests in Citizens
               Capital; or

                    (2) redeem, purchase or otherwise acquire or make any liquidation payment with respect to any other Interests in Citizens Capital;

          until, in each case, such time as all accumulated and unpaid Distributions on all of the Partnership Preferred Securities, including any Additional Distributions thereon, shall have been paid in full for all Distribution periods terminating on or prior to the date of such payment or the date of such redemption, purchase or acquisition, as the case may be.

                    (iv) In the event of an election by the Holder to convert all or any portion of its Partnership Preferred Securities through the Conversion Agent into Common Stock pursuant to Section 6.3 of this Agreement, neither the Company nor Citizens Capital shall make, or be required to make, any payment, allowance or adjustment with respect to accumulated and unpaid Distributions on such Partnership Preferred Securities; provided that Holders of Partnership Preferred Securities at the close of business on any record date for the payment of Distributions will be entitled to receive the Distribution payable on such Partnership Preferred Securities on the corresponding Distribution Payment Date notwithstanding the conversion of such Partnership Preferred Securities into Common Stock following such record date.

                    (c) MANDATORY REDEMPTION. Upon repayment of the Convertible Debentures at maturity, prepayment or redemption of the Convertible Debentures, including as a result of the acceleration of the Convertible Debentures upon the occurrence of an Event of Default under the Indenture with respect to the Convertible Debentures, the proceeds from such repayment, prepayment or redemption simultaneously shall be applied to redeem the Partnership Preferred Securities at a redemption price equal to the liquidation preference per Partnership Preferred Security plus accumulated and unpaid Distributions (whether or not earned or declared) to the date fixed for redemption, including any Additional Distributions accrued thereon, payable in cash (the "Redemption Price"). Holders will be given not less than 30 nor more than 60 days' notice of such redemption.

                    (d)  OPTIONAL REDEMPTION.  Partnership
          Preferred Securities shall be redeemable at the option of Citizens Capital (subject to the prior consent of the Company), in whole or in part from time to time, on or after __________ __, 1998 at the Redemption Price. Citizens Capital may not redeem the Partnership Preferred Securities in part unless all accumulated and unpaid distributions (whether or not earned or declared), including any Additional Distributions, have been paid in full on all Partnership Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption. The Company shall have the right to cause Citizens Capital to exercise such redemption option.

                    (e)  SPECIAL REDEMPTION.  If, at any time, a
          Partnership Event shall occur and be continuing, the General Partner may dissolve Citizens Capital and, after satisfaction of creditors, either (i) upon receipt by the Company of a No Recognition Opinion with respect to the Convertible Debentures and delivery of such No Recognition Opinion to Citizens Capital, cause the Convertible Debentures held by the General Partner, having an aggregate stated principal amount equal to the aggregate stated liquidation preference of, with a distribution rate identical to the distribution rate of, and accrued and unpaid distributions equal to accrued and unpaid distributions on and having the same record date for payment as the Partnership Preferred Securities, to be distributed to the holders of the Partnership Preferred Securities, in liquidation of such holders' interests in Citizens Capital or (ii) in the event the Company cannot receive a No Recognition Opinion, at the direction of the Company, as Debenture Issuer, and following the redemption, in whole or in part, of the Convertible Debentures in the manner set forth in the Indenture redeem, in whole or in part, the Partnership Preferred Securities in the manner set forth in this Agreement, provided that the General Partner is unable to avoid such Partnership Event by taking some ministerial action such as filing a form or making an election or pursuing some other reasonable measure that, in the sole judgment of the General Partner, will have no adverse effect on Citizens Capital, the General Partner or the Holders, if any, of the Trust Securities and will involve no material cost ("Ministerial Action"). In the event that the General Partner undertakes the actions specified in item (i) of this paragraph, the Company, as Sponsor, may dissolve the Trust, if in existence, and thereby cause the Convertible Debentures to be distributed to the Holders, if any, of the Trust Securities. In the event that (a) the Convertible Debentures are distributed in connection with a Partnership Event and (b) the Company, as Sponsor of the Trust, causes or has caused the Trust to be liquidated, the Company will use its best efforts to have the Convertible Debentures listed on the NYSE or, if the Trust Securities or the Partnership Preferred Securities, as the case may be, are not then listed on the NYSE, such other exchange on which the Trust Securities or the Partnership Preferred Securities, as the case may be, may then be listed.

                    If, at any time, a Company Event shall occur and be continuing, the Company, as Debenture Issuer, may cause the redemption, in whole but not in part, of the Partnership Preferred Securities by redeeming, in whole but not in part, the Convertible Debentures in the manner set forth in the Indenture, which redemption shall in turn cause the redemption of the Partnership Preferred Securities in the manner set forth in this Agreement, provided that the Company is unable to avoid such Company Event by taking a Ministerial Action. In the case of a Company Event, the Company may also elect to cause the Convertible Debentures and, hence, the Partnership Preferred Securities to remain outstanding.

                    If, at any time, a Trust Event shall occur and be continuing the Company shall (i) after receipt by the Company of a No Recognition Opinion with respect to the Partnership Preferred Securities and delivery of such No Recognition Opinion to the Trust, dissolve the Trust and, after satisfaction of creditors, cause the Partnership Preferred Securities held by the Property Trustee, having an aggregate stated liquidation preference equal to the aggregate stated liquidation amount of, with a distribution rate identical to the distribution rate of, and accrued and unpaid distributions equal to accrued and unpaid distributions on and having the same record date for payment as the Trust Securities, to be distributed to the holders of the Trust Securities, in liquidation of such holders' interests in the Trust, in the manner set forth in the Declaration, or (ii) after receipt by the Company of No Recognition Opinions with respect to the Partnership Preferred Securities and the Convertible Debentures and delivery of the appropriate No Recognition Opinion to each of the Trust and Citizens Capital, and following the dissolution of Citizens Capital in the manner set forth in this Agreement, dissolve the Trust, and, after satisfaction of creditors, cause the Convertible Debentures held by the General Partner, having aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest payment rate identical to the distribution rate of and accrued and unpaid interest equal to accrued and unpaid distributions on and having the same record date for payment as the Trust Securities, to be distributed to the holders of the Trust Securities, in liquidation of such holders' interests in the Trust, in the manner set forth in the Declaration, or, in the event the Company cannot receive a No Recognition Opinion with respect to the Partnership Preferred Securities, the Company may dissolve the Trust and, after satisfaction of creditors, at the direction of the Company, as Debenture Issuer, and following the redemption, in whole or in part, of the Convertible Debentures in the manner set forth in the Indenture and the Partnership Preferred Securities in the manner set forth in this Agreement, redeem, in whole or in part, the Trust Securities in the manner set forth in the Declaration; provided that the Company and the Trust are unable to avoid such Trust Event by taking a Ministerial Action.

                    Upon the distribution of the Partnership
          Preferred Securities or the Convertible Debentures in connection with a Trust Event, the Company will use its best efforts to have such Partnership Preferred Securities or Convertible Debentures, as the case may be, listed on the NYSE or, if the Trust Securities or Partnership Preferred Securities, as the case may be, are not then listed on the NYSE, such other exchange on which such Trust Securities or Partnership Preferred Securities may then be listed.

                    If, at any time, a Rating Agency Event shall occur and be continuing the Company shall either (i) after dissolution of the Trust, if still in existence, in the manner set forth in the Declaration and after satisfaction of creditors, cause the Partnership Preferred Securities having an aggregate liquidation preference equal to the aggregate liquidation amount of the Trust Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust or (ii) upon dissolution of Citizens Capital as set forth in this Agreement and after satisfaction of creditors, cause the Convertible Debentures having an aggregate principal amount equal to the aggregate liquidation preference of the Partnership Preferred Securities to be distributed to the holders of the Partnership Preferred Securities in liquidation of Citizens Capital. Upon the distribution of Partnership Preferred Securities or Convertible Debentures in connection with a Rating Agency Event, the Company will use its best efforts to have such Partnership Preferred Securities or Convertible Debentures listed on the NYSE or, if the Trust Securities or Partnership Preferred Securities, as the case may be, are not then listed on the NYSE, such other exchange on which such Trust Securities or Partnership Preferred Securities may then be listed.

                    (f) REDEMPTION PROCEDURES. (i) Notice of any redemption (a "Notice of Redemption") of the Partnership Preferred Securities to be redeemed will be given by Citizens Capital by mail to each Holder of Partnership Preferred Securities not fewer than 30 nor more than 60 days prior to the date fixed for redemption thereof following the issuance of a notice of prepayment or redemption of the Convertible Debentures by Citizens to Citizens Capital. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this paragraph (f)(i), a Notice of Redemption shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to each Holder of Partnership Preferred Securities. Each Notice of Redemption shall be addressed to each Holder of Partnership Preferred Securities at the address of the Holder appearing in the books and records of Citizens Capital. No defect in the Notice of Redemption or in the mailing thereof with respect to any Partnership Preferred Security shall affect the validity of the redemption proceedings with respect to any other Partnership Preferred Security.
                    (ii) If, following a notice of prepayment of all outstanding Convertible Debentures, Citizens Capital issues a Notice of Redemption, then, by 12:00 noon, New York time, on the redemption date, Citizens will repay to Citizens Capital an aggregate principal amount of the Convertible Debentures, which, together with accrued and unpaid interest and any Deferred Interest thereon, will be an amount sufficient to pay the Redemption Price for all Partnership Preferred Securities then outstanding.
          If a Notice of Redemption shall have been issued and funds deposited as required or a check deposited in the U.S. mails postage prepaid, then upon the date of such deposit, all rights of the Partnership Preferred Security Holders who hold such Partnership Preferred Securities so called for redemption will cease, except the right of the Holders of such securities to receive the Redemption Price, but without interest from and after such redemption date. In the event that any date fixed for redemption of Partnership Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Partnership Preferred Securities is improperly withheld or refused and not paid either by Citizens Capital or by Citizens pursuant to the Partnership Guarantee Agreement, Distributions on such Partnership Preferred Securities (including any Additional Distributions thereon) will continue to accumulate at the then applicable rate, from the original redemption date to the date that the Redemption Price is actually paid.

                    (iii) Redemption/Distribution Notices shall be sent by Citizens Capital to the Holders of the Partnership Preferred Securities.

                    (iv) If a Notice of Redemption shall have been issued, the conversion rights set forth in Section 6.3 shall terminate at the close of business five Business
          Days prior to the redemption date.

                    (g) LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of Citizens Capital, the Holders of Partnership Preferred Securities at the time outstanding will be entitled to receive out of the assets of Citizens Capital (including any Eligible Investments or amounts deposited in the Eligible Investment Account) legally available for distribution to Partners after satisfaction of liabilities of creditors as required by the Act before any distribution of assets is made with respect to any other Interest in Citizens Capital, an amount equal to the aggregate of the stated liquidation preference of $50 per Partnership Preferred Security payable in cash and accumulated and unpaid Distributions (whether or not earned or declared) to the date of payment, including any Additional Distributions accrued thereon (the "Liquidation Distribution") payable in cash or in Common Stock.
                    (h)  VOTING RIGHTS -- SPECIAL REPRESENTATIVE.
          (i) If (x) Citizens Capital fails to pay Distributions in full on the Partnership Preferred Securities for six
          (6) consecutive quarters (other than as a result of a determination by Citizens to extend the interest payment period of the Convertible Debentures in accordance with the terms thereof), (y) an Event of Default under the Indenture occurs and is continuing or (z) Citizens is in default on any of its payment obligations under the Partnership Guarantee Agreement, then the Holders, upon the affirmative vote of at least a Majority in Liquidation Preference of the Partnership Preferred Securities, will be entitled to appoint and authorize a Special Representative to enforce Citizens Capital's rights as a creditor under the Convertible Debentures, enforce the rights of the Holders under the Partnership Guarantee Agreement and to declare and pay Distributions (including Additional Distributions) on the Partnership Preferred Securities. Upon the appointment of a Special Representative, the Special Representative shall be authorized, and shall to the extent of legally available funds, declare and pay Distributions (including Additional Distributions) on the Partnership Preferred Securities. So long as the appointment of the Special Representative is effective, the Special Representative shall manage the business and affairs of Citizens Capital to the exclusion of the General Partner.

                    (ii)  In furtherance of the foregoing, and
          without limiting the powers of any Special Representative so appointed and for the avoidance of any doubt concerning the powers of the Special Representative, any Special Representative, in its own name and as Special Representative of Citizens Capital, may institute a proceeding, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce Citizens Capital's rights directly against Citizens, or any other obligor in connection with such obligations on behalf of Citizens Capital, and may prosecute such proceeding to judgment or final decree, and enforce the same against Citizens or any other obligor in connection with such obligations and collect, out of the property, wherever situated, of Citizens or any such other obligor upon such obligations, the monies adjudged or decreed to be payable in the manner provided by law.

                    (iii)  For purposes of determining whether
          Citizens Capital has failed to pay Distributions in full for six (6) consecutive quarters, Distributions shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative Distributions have been or contemporaneously are declared and paid with respect to all quarterly Distribution periods terminating on or prior to the date of payment of such full cumulative Distributions. Not later than 30 days after such right to appoint a Special Representative arises, the General Partner will convene a meeting for election of a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the Holders of not less than 10% in Liquidation Preference of the Partnership Preferred Securities will be entitled to convene such meeting. The provisions of
          Section 12.3 relating to the convening and conduct of meetings of the Partners will apply with respect to any such meeting. Any Special Representative so appointed shall vacate office immediately if Citizens Capital (or Citizens pursuant to the Partnership Guarantee Agreement) shall have paid in full all accumulated and unpaid Distributions (including any Additional Distributions) on the Partnership Preferred Securities or such Event of Default or default, as the case may be, shall have been cured.

                    (i) VOTING RIGHTS -- CERTAIN AMENDMENTS. (i) If any proposed amendment of this Agreement provides for, or the General Partner otherwise proposes to effect, (x) any action that would have a material adverse affect on the powers, preferences or rights of the Partnership Preferred Securities, whether by way of amendment of this Agreement or otherwise or (y) the liquidation, dissolution, winding-up or termination of Citizens Capital, then the Holders of outstanding Partnership Preferred Securities will be entitled to vote on such amendment or action of the General Partner (but not on any other amendment or action) and such amendment or action shall not be effective except with the approval of Holders of not less than 66-2/3% in Liquidation Preference of the Partnership Preferred Securities; provided, however, that no such approval shall be required if the liquidation, dissolution, winding-up or termination of Citizens Capital is proposed or initiated pursuant to Section 11.2 hereof.

                    (ii) Any required approval of Holders may be given at a separate meeting of such Holders convened for such purpose or pursuant to written consent. Citizens Capital will cause a notice of any meeting at which Holders are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder. Each such notice will include a statement setting forth (x) the date of such meeting or the date by which such action is to be taken,
          (y) a description of any matter on which such Holders are entitled to vote or upon which written consent is sought and (z) instructions for the delivery of proxies or consents. No vote or consent of the Holders will be required for Citizens Capital to redeem and cancel Partnership Preferred Securities in accordance with this Agreement.

                    (iii) Except as provided in this Section 6.2, Holders shall have no voting rights, and the Holders may not remove the General Partner.

                    Section 6.3 CONVERSION RIGHTS OF PARTNERSHIP PREFERRED SECURITIES. The Holders of Partnership Preferred Securities shall have the right, at their option, at any time before the close of business five days prior to maturity of the Partnership Preferred Securities or as otherwise set forth in this Agreement, to cause the Conversion Agent to convert Partnership Preferred Securities, on behalf of the converting Holders, into shares of Common Stock in the manner described herein on and subject to the following terms and conditions:
                    (a) The Partnership Preferred Securities will be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Common Stock pursuant to the Holder's direction to the Conversion Agent to exchange such Partnership Preferred Securities for a portion of the Convertible Debentures theretofore held by Citizens Capital on the basis of one Partnership Preferred Security per $50 principal amount of Convertible Debentures, and immediately convert such amount of Convertible Debentures into fully paid and nonassessable shares of Common Stock at an initial rate
          of     shares of Common Stock per $50 principal amount of
          Convertible Debentures (which is equivalent to a conversion price of $____ per share of Common Stock, subject to certain adjustments set forth in the terms of the Convertible Debentures (as so adjusted, the "Conversion Price")).

                    (b) In order to convert Partnership Preferred Securities into Common Stock, the Holder shall surrender the Partnership Preferred Securities to be converted to the Conversion Agent at the office referred to above, together with an irrevocable Notice of Conversion (i) setting forth the number of Partnership Preferred Securities to be converted and the name or names, if other than the Holder, in which the shares of Common Stock should be issued and (ii) directing the Conversion Agent (a) to exchange such Partnership Preferred Securities for a portion of the Convertible Debentures held by Citizens Capital (at the rate of exchange specified in the preceding paragraph) and (b) to immediately convert such Convertible Debentures, on behalf of such Holder, into Common Stock (at the conversion rate specified in the preceding paragraph).
          If the Notice of Conversion is delivered in a timely manner, the Conversion Agent shall notify Citizens Capital of the Holder's election to exchange Partnership Preferred Securities for a portion of the Convertible Debentures held by Citizens Capital and Citizens Capital shall, upon receipt of such notice, deliver to the Conversion Agent the appropriate principal amount of Convertible Debentures for exchange in accordance with this Section. The Conversion Agent shall thereupon notify Citizens of the Holder's election to convert such Convertible Debentures into shares of Common Stock. Holders of Partnership Preferred Securities at the close of business on a Distribution payment record date will be entitled to receive the Distribution payable on such securities on the corresponding Distribution Payment Date notwithstanding the conversion of such Partnership Preferred Securities following such Distribution payment record date. Except as provided above, no payment, allowance or adjustment shall be made by Citizens Capital or Citizens upon any conversion on account of any accumulated and unpaid Distributions accrued on the Partnership Preferred Securities (including any Additional Distributions accrued thereon) surrendered for conversion, or on account of any accumulated and unpaid distributions on the shares of Common Stock issued upon such conversion. Partnership Preferred Securities shall be deemed to have been converted immediately prior to the close of business on the day on which a Notice of Conversion relating to such Partnership Preferred Securities is delivered in accordance with the foregoing provisions (the "Conversion Date"). The Person or Persons entitled to receive the Common Stock issuable upon conversion of the Convertible Debentures shall be treated for all purposes as the record holder or holders of such Common Stock at such time. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, such fractional interest will be paid in cash by Citizens. As promptly as practicable on or after the Conversion Date, Citizens shall issue and deliver at the office of the Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same, unless otherwise directed by the Holder in the notice of conversion and the Conversion Agent shall distribute such certificate or certificates to such Person or Persons.

                    (c)  Each Holder of a Partnership Preferred
          Security by his acceptance thereof appoints the Transfer Agent for the Partnership Preferred Securities as Conversion Agent for the purpose of effecting the conversion of Partnership Preferred Securities in accordance with this Section. In effecting the conversion transactions described in this Section, the Conversion Agent shall be acting as agent of the Holders of Partnership Preferred Securities directing it to effect such conversion or exchange transactions. The Conversion Agent is hereby authorized (i) to exchange Partnership Preferred Securities from time to time for Convertible Debentures held by Citizens Capital in connection with the conversion of such Partnership Preferred Securities in accordance with this Section hereof, and (ii) to convert all or a portion of the Convertible Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Section and to deliver to Citizens Capital a new Convertible Debenture or Convertible Debentures for any resulting unconverted principal amount.

                    (d) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, such fractional interest will be paid in cash by Citizens to Citizens Capital, which in turn will make such payment to the Holder or Holders of Partnership Preferred Securities so converted.

                    (e)  Citizens shall at all times reserve and
          keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Convertible Debentures, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Convertible Debentures then outstanding. Notwithstanding the foregoing, Citizens shall be entitled to deliver upon conversion of Convertible Debentures, shares of Common Stock reacquired and held in the treasury of Citizens (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares, upon delivery, are free and clear of all liens, charges, security interests or encumbrances. Any shares of Common Stock issued upon conversion of the Convertible Debentures shall be duly authorized, validly issued and fully paid and nonassessable. Citizens Capital shall deliver the shares of Common Stock received upon conversion of the Convertible Debentures to the converting Holder free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes. Each of Citizens and Citizens Capital shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Common Stock (and all requirements to list the Common Stock issuable upon conversion of Convertible Debentures that are at the time applicable), in order to enable Citizens to lawfully issue Common Stock to Citizens Capital upon conversion of the Convertible Debentures and Citizens Capital to lawfully deliver the Common Stock to each Holder upon conversion of the Partnership Preferred Securities.

                    (f) Citizens will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Convertible Debentures and the delivery of the shares of Common Stock by Citizens Capital upon conversion of the Partnership Preferred Securities. Citizens shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Partnership Preferred Securities so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to Citizens Capital the amount of any such tax, or has established to the satisfaction of Citizens Capital that such tax has been paid.

                    (g) Nothing in Section 6.3(f) shall limit the requirement of Citizens Capital to withhold taxes pursuant to Section 4.5 or otherwise require the General Partner or Citizens Capital to pay any amounts on account of such withholdings.

                    Section 6.4  DISTRIBUTION ELECTION.

                    (a)  DECLARATION BY COMPANY.  For so long as
          Citizens Capital shall hold the Convertible Debentures, the Company shall have by the Distribution Declaration Date immediately preceding a Distribution Payment Date declared by Distribution Declaration Notice the form of payment in which it intends to pay the interest on the Convertible Debentures held by the Citizens Capital. If the Company shall have by the Distribution Declaration Date in respect of a Distribution Payment Date, declared to pay interest on the Convertible Debentures in the form of cash, the holders of the Partnership Preferred Securities will receive payments of distributions from Citizens Capital only in the form of cash, notwithstanding any election by the holder to the contrary. If the Company shall have by the Distribution Declaration Date declared to pay interest on the Convertible Debentures in the form of shares of Common Stock, the holders of the Partnership Preferred Securities may receive distributions on the Partnership Preferred Securities in the form of cash or shares of Common Stock subject to the provision of this Section
          6.4. If the Company fails to make a timely declaration, the Company shall be deemed to have elected to pay interest in the form of shares of Common Stock.

                    (b) ELECTION BY HOLDER. Distributions on the Partnership Preferred Securities may be payable in cash or an Equivalent Value of shares of Common Stock as set forth in this Section 6.4. Subject to Sections 6.4(a) and 6.4(d), each Holder may during an Election Period elect to receive Distributions for the next four Distribution Payment Dates in either (a) an Equivalent Value of shares of Common Stock (a "Stock Distribution Election") or (b) cash (a "Cash Distribution Election"), in each case by submitting to the Election Agent a notice of distribution election substantially in the form of Annex B ("Notice of Distribution Election"); provided however, that so long as the Property Trustee of the Trust or a Clearing Agency is the Holder of the Partnership Preferred Securities, the Holder may elect to receive Distributions in a combination of cash and Common Stock by specifying the aggregate number of the Partnership Preferred Securities for each respective form of payment. The Notice of Distribution Election shall specify the form of payment (or, if the Property Trustee or Clearing Agency is the Holder of the Partnership Preferred Securities, the aggregate amount for each respective form of payment) in which the Holder elects to receive Distributions. If a Holder fails to submit a Notice of Distribution Election during the Election Period, the Holder shall be deemed to have elected to receive distributions in the form of cash. If a Holder transfers any or all Partnership Preferred Securities in such Holder's possession, the subsequent Holder(s) of such transferred Partnership Preferred Securities shall be deemed to have made a Cash Distribution Election for the remaining Distribution Payment Dates prior to the next Election Period for which such subsequent Holder(s) appear as the Holder(s) of record.

                    (c) COMMON STOCK ELECTION BY COMPANY. If the Company has (or is deemed to have) elected to pay interest on the Convertible Debentures in the form of shares of Common Stock, Citizens Capital shall take such actions and pay Distributions on Partnership Preferred Securities in accordance with this Section 6.4(c). On the Share Transfer and Valuation Date, the Company shall issue and deliver to the office of the Paying Agent such certificate or certificates of shares of Common Stock representing Equivalent Value of Common Stock (or in the names of such Persons as the Paying Agent shall so designate to the Company) to satisfy in full the obligation of the Company to pay interest on the Convertible Debentures for the applicable Interest Payment Date. No fractional shares of Common Stock will be issued as a result of the Company's election to pay interest on the Convertible Debentures in Common Stock, but in lieu thereof, such fractional interest will be paid to Citizens Capital in cash by the Company. No fractional shares of Common Stock will be issued as a result of the Holder's election to receive payments of Distribution in the form of Common Stock, but in lieu thereof such fractional interests will be paid for in cash by Citizens Capital to the Partnership Preferred Security Holders.

                    (i)    To the extent Holders have elected to
                           receive payment of Distributions in
                           shares of Common Stock, the Paying Agent shall distribute Equivalent Value of Common Stock equal to the amount of such Distribution, together with the cash payment, if any, in lieu of any fractional share of Common Stock to such Partnership Preferred Security Holders at the address specified on the register of Citizens Capital. If, on any Interest Payment Date, the Trust or a Clearing Agency is the holder of record of all or substantially all the Partnership Preferred Securities, then in determining the amount of cash to deliver in lieu of fractional shares of Common Stock, the beneficial holders of the Trust Securities shall each be treated as if it were a holder of record of its proportionate share of the Partnership Preferred Securities rather than the Trust itself.

                    (ii)   To the extent Holders have elected to
                           receive payment of Distributions in
                           cash, Citizens Capital shall sell in
                           accordance with applicable law such
                           number of shares of Common Stock held by Citizens Capital in the open market through designated brokers or sell shares of Common Stock back to the Company to generate cash in a dollar amount equal to the amount (the "Cash Equivalent Amount") necessary to pay all Holders that elect to receive cash Distributions (or, if the Property Trustee or a Clearing Agency is the Holder of the Partnership Preferred Securities, wholly or partially in cash).  If the sales proceeds after the
                           payment of expenses, if any, relating to such sales (the "Maximum Stock Sales Proceeds") from the sale of all shares of Common Stock held by Citizens Capital for a Distribution Payment Date is less than the Cash Equivalent Amount, the General Partner shall be liable for and shall promptly pay to Citizens Capital the amount (the "Shortfall Amount") equal to the difference between the Cash Equivalent Amount and the Maximum Stock Sales Proceeds.

                    (iii)  To the extent there are any shares of
                           Common Stock or any cash remaining
                           (collectively "Excess Property") after
                           satisfying the obligations of the
                           holders of the Partnership Preferred
                           Securities in respect of any
                           Distribution Payment Date, such Excess
                           Property shall belong to, be allocated
                           to and inure to the sole benefit of the
                           General Partner.

                    (d) ELECTION BY THE COMPANY. Notwithstanding the foregoing sections, Citizens has the right (the "Company Cash Option") on and after the Distribution Declaration Date but before the Cash Interest Payment Date (as such term is defined in the Indenture) to cause all Holders of Partnership Preferred Securities to receive payment of Distributions in the form of cash by paying interest on the Convertible Debentures in cash. The Company may exercise the Company Cash Option if the Company shall have provided written notice to the Trust and the holders of the Trust Securities (a "Cash Payment Notice").

                    (e) CALL OPTION ON COMMON STOCK. On or after the Share Transfer and Valuation Date, the Company may cause Citizens Capital or some or all the holders of Partnership Preferred Securities to receive Distributions in the form of cash by purchasing from Citizens Capital shares of Common Stock, distributed by the Company as interest payment on the Convertible Debentures, that have not yet been sold for cash or distributed to the holders of the Partnership Preferred Securities at a price equal to the Equivalent Value (the "Company Call Option"). The Company may exercise the Company Call Option if the Company shall have provided a Cash Payment Notice.

                                 ARTICLE VII

                    BOOKS OF ACCOUNT, RECORDS AND REPORTS

                    Section 7.1  BOOKS AND RECORDS.

                    (a) Proper and complete records and books of account of Citizens Capital shall be kept by the General Partner in which shall be entered fully and accurately all transactions and other matters relative to Citizens Capital's businesses as are usually entered into records and books of account maintained by Persons engaged in businesses of a like character, including a Capital Account for each Partner. The books and records of Citizens Capital, together with a certified copy of this Agreement and of the Certificate, shall at all times be maintained at the principal office of the General Partner and shall be open to the inspection and examination of the Partners or their duly authorized representatives for a proper purpose during reasonable business hours.

                    (b) The General Partner may, for such period of time that the General Partner deems reasonable, keep confidential from the Partners any information with respect to Citizens Capital the disclosure of which the General Partner reasonably believes is not in the best interests of Citizens Capital or is adverse to the interests of Citizens Capital or which Citizens Capital or the General Partner is required by law or by an agreement with any Person to keep confidential.

                    (c) Within one month after the close of each Fiscal Year, the General Partner shall transmit to each Partner, a statement indicating such Partner's share of each item of Partnership income, gain, loss, deduction or credit for such Fiscal Year for federal income tax purposes.

                    Section 7.2  ACCOUNTING METHOD.  For both
          financial and tax reporting purposes and for purposes of determining profits and losses, the books and records of Citizens Capital shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Partnership transactions and be appropriate and adequate for Citizens Capital's business.

                    Section 7.3  ANNUAL AUDIT.  As soon as
          practical after the end of each Fiscal Year, but not later than 90 days after such end, the financial statements of Citizens Capital shall be audited by a firm of independent certified public accountants selected by the General Partner, and such financial statements shall be accompanied by a report of such accountants containing their opinion. The cost of such audits will be an expense of Citizens Capital and paid by Citizens.

                                 ARTICLE VIII

                          POWERS, RIGHTS AND DUTIES
                           OF THE LIMITED PARTNERS

                    Section 8.1  LIMITATIONS.  Other than as set
          forth in this Agreement, the Limited Partners shall not participate in the management or control of Citizens Capital's business, property or other assets nor shall the Limited Partners transact any business for Citizens Capital, nor shall the Limited Partners have the power to act for or bind Citizens Capital, said powers being vested solely and exclusively in the General Partner (and, upon appointment, the Special Representative). Except for shares of Common Stock deliverable upon conversion or exchange of the Partnership Preferred Securities, the Limited Partners shall have no interest in the properties, or assets of the General Partner, or any equity therein, or in any proceeds of any sales thereof (which sales shall not be restricted in any respect, by virtue of acquiring or owning an Interest in Citizens Capital).

                    Section 8.2  LIABILITY.  Subject to the
          provisions of the Act, no Limited Partner shall be liable for the repayment, satisfaction or discharge of any debts or other obligations of Citizens Capital in excess of the Capital Account balance of such Limited Partner.

                    Section 8.3  PRIORITY.  No Limited Partner
          shall have priority over any other Limited Partner as to Partnership allocations or distributions.
                                  ARTICLE IX

                          POWERS, RIGHTS AND DUTIES
                            OF THE GENERAL PARTNER

                    Section 9.1  AUTHORITY.  Subject to the
          limitations provided in this Agreement, the General Partner or, upon appointment pursuant to Section 6.2(h), the Special Representative, shall have exclusive and complete authority and discretion to manage the operations and affairs of Citizens Capital and to make all decisions regarding the business of Citizens Capital. Any action taken by the General Partner or, upon appointment pursuant to Section 6.2(h), the Special Representative, shall constitute the act of and serve to bind Citizens Capital. In dealing with the General Partner or, upon appointment pursuant to Section 6.2(h), the Special Representative, acting on behalf of Citizens Capital no Person shall be required to inquire into the authority of the General Partner or, upon appointment pursuant to Section 6.2(h), the Special Representative, to bind Citizens Capital. Persons dealing with Citizens Capital are entitled to rely conclusively on the power and authority of the General Partner or, upon appointment pursuant to Section 6.2(h), the Special Representative, as set forth in this Agreement.

                    Section 9.2  POWER AND DUTIES OF GENERAL
          PARTNER. Except as otherwise specifically provided herein, the General Partner (or, upon appointment pursuant to Section 6.2(h), the Special Representative), shall have all rights and powers of a general partner under the Act, and shall have all authority, rights and powers in the management of Citizens Capital business to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement, including by way of illustration but not by way of limitation, the following:

                    (a) to secure the necessary goods and services required in performing the General Partner's duties for Citizens Capital;

                    (b)  to exercise all powers of Citizens
               Capital, on behalf of Citizens Capital, in connection with enforcing Citizens Capital's rights under the Convertible Debentures and the Partnership Guarantee Agreement;

                    (c) to issue Partnership Preferred Securities and to admit Limited Partners in connection therewith in accordance with this Agreement;

                    (d) to act as registrar and transfer agent for the Partnership Preferred Securities or designate an entity to act as registrar and transfer agent;

                    (e) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including with respect to Distributions and voting rights and to make determinations as to the payment of Distributions, and make or cause to be made all other required payments to Holders and to the General Partner;

                    (f) to open, maintain and close bank accounts and to draw checks and other orders for the payment of money;

                    (g)  to bring or defend, pay, collect,
               compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against Citizens Capital;

                    (h) to deposit, withdraw, invest, pay, retain and distribute Citizens Capital's funds in a manner consistent with the provisions of this Agreement;

                    (i) to take all action which may be necessary or appropriate for the preservation and the continuation of Citizens Capital's valid existence, rights, franchises and privileges as a limited partnership under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partner or to enable Citizens Capital to conduct the business in which it is engaged;

                    (j)  to cause Citizens Capital to enter into
               and perform, on behalf of Citizens Capital, the Underwriting Agreement and to cause Citizens Capital to purchase the Convertible Debentures without any further act, vote or approval of any Partner; and

                    (k)  to execute and deliver any and all
               documents or instruments, perform all duties and powers and do all things for and on behalf of Citizens Capital in all matters necessary or desirable or incidental to the foregoing.

                    Section 9.3 OBLIGATIONS AND EXPENSES PAYABLE BY GENERAL PARTNER. (a) The General Partner hereby assumes and shall be liable for the debts, obligations and liabilities of the Partnership, including any liabilities arising under the Securities Act of 1933 and Securities Exchange Act of 1934, and agrees to pay to each Person to whom Citizens Capital is now or hereafter becomes indebted or liable, the "Beneficiaries," whether such indebtedness, obligations or liabilities arise in contract, tort or otherwise, (including, without limitation, payment obligations arising under Sections
          7.3 of this Agreement, but excluding payment obligations of the Company to Holders of the Partnership Preferred Securities in such Holders' capacities as Holders of such Partnership Preferred Securities, such obligations being separately guaranteed under the Partnership Guarantee Agreement) the full payment of such indebtedness and any and all liabilities, when and as due. This Agreement is intended to be for the benefit of and to be enforceable by all such Beneficiaries whether or not such Beneficiaries have received notice hereof.

                    (b)    The General Partner agrees to pay for
          and be responsible for:

                           (i)  all costs and expenses relating to
          the sale of shares of the Citizens Utility Common Stock received as interest payments on the Convertible
          Debentures (including brokerage, transfer and custodial fees);

                           (ii) all costs  and expenses of Citizens
          Capital (including, but not limited to, costs and expenses relating to the organization of Citizens Capital, the offering, sale and issuance of Partnership Preferred Securities, the costs and expenses relating to the operation of Citizens Capital, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agents), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Partnership assets); and

                           (iii) any and all taxes (other than
          United States withholding taxes attributable to Citizens Capital or its assets) and all liabilities, costs and expenses with respect to such taxes of Citizens Capital.

                    Section 9.4  LIABILITY.  Except as expressly
          set forth in this Agreement or in the Guarantee Agreements, (a) the General Partner shall not be personally liable for the return of any portion of the capital contributions (or any return thereon) of the Limited Partners; (b) the return of such capital contributions (or any return thereon) shall be made solely from assets of Citizens Capital; and (c) the General Partner shall not be required to pay to Citizens Capital or to any Limited Partner any deficit in any Limited Partner's Capital Account upon dissolution or otherwise. Other than as expressly provided in this Agreement or under the Act, no Limited Partner shall have the right to demand or receive property other than cash for its respective Interest in Citizens Capital. Otherwise, the General Partner shall be liable to an unlimited extent for the debts and other obligations of Citizens Capital.

                    Section 9.5 INVESTMENT COMPANY OR TAX ACTIONS. The General Partner is authorized and directed to conduct its affairs and to operate Citizens Capital in such a way that Citizens Capital would not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940 (the "1940 Act") or classified as an association taxable as a corporation for federal income tax purposes and so that the Convertible Debentures will be treated as indebtedness of Citizens for federal income tax purposes. In this connection, the General Partner is authorized to take any action not inconsistent with applicable law or this Agreement, and that does not materially and adversely affect the interests of Holders, that the General Partner determines in its discretion to be necessary or desirable for such purposes.

                     Section 9.6 OUTSIDE BUSINESSES. Any Partner or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of Citizens Capital, and Citizens Capital and the Partners shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom and the pursuit of any such venture, even if competitive with the business of Citizens Capital, shall not be deemed wrongful or improper. No Partner or Affiliate thereof shall be obligated to present any particular investment opportunity to Citizens Capital even if such opportunity is of a character that, if presented to Citizens Capital, could be taken by Citizens Capital, and any Partner or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

                    Section 9.7  LIMITS ON GENERAL PARTNER'S
          POWERS. (a) Anything in this Agreement to the contrary notwithstanding, the General Partner (or, upon appointment pursuant to Section 6.2(h), the Special Representative) shall not cause or permit Citizens Capital to:

                           (i)   acquire any assets other than as
               expressly provided herein;

                           (ii)  do any act which would make it
               impractical or impossible to carry on the ordinary business of Citizens Capital;

                           (iii)  possess Partnership property for
               other than a Partnership purpose;

                           (iv)  admit a Person as a Partner,
               except as expressly provided in this Agreement;

                           (v)  make any loans to the General
               Partner or its Affiliates, other than loans represented by the Convertible Debentures;

                           (vi)  perform any act that would subject
               any Limited Partner to liability as a general partner in any jurisdiction;

                           (vii)  engage in any activity that is
               not consistent with the purposes of Citizens
               Capital, as set forth in Section 2.3;

                           (viii)  without the written consent of
               66-2/3% in Liquidation Preference of the Partnership Preferred Securities have an order for relief entered with respect to Citizens Capital or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of Citizens Capital's property, or make any assignment for the benefit of creditors of Citizens Capital; or

                           (ix)  borrow money or become liable for
               the borrowings of any third party or to engage in any financial or others trade or business.

                    (b) So long as the Convertible Debentures are held by Citizens Capital, the General Partner shall not:

                           (i)  direct the time, method and place
               of conducting any proceeding for any remedy available to the Special Representative, or exercising any trust or power conferred on the Special Representative with respect to the Convertible Debentures,

                           (ii)  waive any past default which is
               waivable under the Convertible Debentures,

                           (iii)  exercise any right to rescind or
               annul a declaration that the principal of all the Convertible Debentures shall be due and payable,

                           (iv)  consent to any amendment,
               modification or termination of the Convertible Debentures or of the Indenture without, in each case, obtaining the prior approval of the Holders of not less than 66-2/3% in Liquidation Preference of the Partnership Preferred Securities; provided, however, that where a consent under the Convertible Debentures would require the consent of each holder of Convertible Debentures affected thereby, no such consent shall be given by the General Partner without the prior consent of each Holder of Partnership Preferred Securities.

                    (c) The General Partner shall not revoke any action previously authorized or approved by the Special Representative or by a vote of Holders without the approval of the Holders of not less than 66-2/3% in Liquidation Preference of the Partnership Preferred Securities. The General Partner shall notify all Holders of any notice of default received from the Indenture Trustee with respect to the Convertible Debentures.

                    Section 9.8  TAX MATTERS PARTNER.

                    (a) For purposes of Code Section 6231(a)(7), the "Tax Matters Partner" shall be the General Partner as long as it remains the general partner of Citizens Capital. The Tax Matters Partner shall keep the Limited Partners fully informed of any inquiry, examination or proceeding.

                    (b)  The General Partner shall not make an
          election in accordance with Section 754 of the Code.

                    (c)  The General Partner and the Partnership
          Preferred Security Holders acknowledge that they intend, for U.S. federal income tax purposes, that Citizens Capital shall be treated as a partnership and that the General Partner and the Partnership Preferred Security Holders shall be treated as Partners of such Partnership for such purposes.

                    (d) The General Partner shall retain, at the expense of Citizens Capital and at its sole discretion, a nationally recognized firm of certified public accountants which shall prepare all federal, state, local or other tax returns (including information returns) of Citizens Capital, as required by law, and the Schedule K-1's or any successor or similar forms or schedules required by law.

                    Section 9.9  CONSOLIDATION, MERGER OR SALE OF
          ASSETS.

                    (a) Citizens may not merge or consolidate with or into another entity or permit another entity to merge or consolidate with or into, or be replaced by, or sell, transfer or lease all or substantially all of its assets to another entity (each such event, a "Transaction") unless (i) at the time of such Transaction, no Event of Default (as defined in the Fiscal Agency Agreement) shall have occurred and be continuing, or would occur as a result of such Transaction, (ii) the survivor of such merger or consolidation or the entity to which Citizens' assets are sold, transferred or leased is an entity organized under the laws of the United States or any state thereof, such entity becomes a party to this Agreement and becomes the General Partner, assumes all of Citizens' obligations under this Agreement, and has a net worth equal to at least 10% of the total capital contributions made by the Partners to Citizens Capital, and (iii) prior to such Transaction, Citizens obtains an opinion of nationally recognized independent counsel experienced in such matters to the effect that Citizens Capital will continue to be taxable as a partnership for federal income tax purposes after such Transaction and
          (iv) in the case of any sale, transfer or lease of all or substantially all of Citizens' assets that includes Citizens' Interest in Citizens Capital, Citizens has obtained the consent of the Holders of not less than 66-2/3% in Liquidation Preference of the Partnership Preferred Securities to the sale, transfer or lease of its Interest in Citizens Capital.

                    (b) In addition, Citizens shall not cause or allow Citizens Capital to enter into a Transaction, except as described below and as permitted or required under Section 11.3 of this Agreement. Citizens Capital may, for purposes of changing its state of domicile in order to avoid 1940 Act consequences adverse to Citizens, itself or the Holders, merge or without the consent of the Holders, merge or consolidate with or into, or be replaced by, a limited partnership or trust organized as such under the laws of any state of the United States of America; provided, that (i) such successor entity either
          (x) expressly assumes all of the obligations of Citizens Capital under the Partnership Preferred Securities or (y) substitutes for the Partnership Preferred Securities other securities having substantially the same terms as the Partnership Preferred Securities (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits or assets of the successor entity, at least as high as the Partnership Preferred Securities rank, with respect to participation in the profits or assets of Citizens Capital, (ii) Citizens expressly acknowledges such successor entity as the holder of the Convertible Debentures, (iii) only if the Trust is liquidated and the Partnership Preferred Securities have been listed on a national securities exchange or other organization, such Transaction does not cause the Partnership Preferred Securities (or the Successor Securities) to be delisted by any national securities exchange or other organization on which the Partnership Preferred Securities are then listed, (iv) only if the Trust is liquidated and Partnership Preferred Securities are distributed to holders of Trust Securities, such Transaction does not cause the Partnership Preferred Securities (or the Successor Securities) to be downgraded by any nationally recognized statistical rating organization, as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act, (v) such Transaction does not adversely affect the powers, preferences and other special rights of Holders of Partnership Preferred Securities (including Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) prior to such Transaction the Company has received an opinion of nationally recognized independent counsel to Citizens Capital experienced in such matters to the effect that (x) such successor entity will be treated as a partnership for federal income tax purposes, (y) following such Transaction, Citizens and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company, and (z) such Transaction will not adversely affect the limited liability of the Holders.

                                  ARTICLE X

                      TRANSFERS OF INTERESTS BY PARTNERS

                    Section 10.1  TRANSFER OF INTERESTS.

                    (a) Partnership Preferred Securities shall be freely transferable by a Holder.

                    (b) Except as provided in the next sentence, the General Partner may not assign or transfer its Interest in Citizens Capital in whole or in part unless, prior to such assignment or transfer, the General Partner has obtained the consent of the Holders of not less than 66-2/3% in Liquidation Preference of the Partnership Preferred Securities. The General Partner may assign or transfer its interest in Citizens Capital without such consent only to an entity that is the survivor of a merger or consolidation of the General Partner in a transaction that meets the requirements of Section 9.9(a) and only if prior to such assignment or transfer the Company has received an opinion of nationally recognized independent tax counsel to Citizens Capital experienced in such matters to the effect that after such assignment or transfer Citizens Capital will continue to be treated as a partnership for U.S. federal income tax purposes. "Permitted Successor" shall mean an entity that is an assignee or transferee of the Interest of the General Partner as permitted by this Section 10.1(b).

                    (c)  Except as provided above, no Interest
          shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Agreement. Any transfer or purported transfer of any Interest not made in accordance with this Agreement shall be null and void.

                    Section 10.2 TRANSFER OF LP CERTIFICATES. The General Partner shall provide for the registration of LP Certificates and of transfers of LP Certificates. Upon surrender for registration of transfer of any LP Certificate, the General Partner shall cause one or more new LP Certificates to be issued in the name of the designated transferee or transferees. Every LP Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the General Partner duly executed by the Partnership Preferred Security Holder or his or her attorney duly authorized in writing. Each LP Certificate surrendered for registration of transfer shall be cancelled by the General Partner. A transferee of an LP Certificate shall be admitted to Citizens Capital as a Limited Partner and shall be entitled to the rights and subject to the obligations of a Partnership Preferred Security Holder hereunder upon the receipt by a transferee of an LP Certificate.

                    Section 10.3  PERSONS DEEMED PARTNERSHIP
          PREFERRED SECURITY HOLDERS. Citizens Capital may treat the Person in whose name any LP Certificate shall be registered on the books and records of Citizens Capital as the sole holder of such LP Certificate and of the Partnership Preferred Securities represented by such LP Certificate for purposes of receiving Distributions and for all other purposes whatsoever (including without limitation, tax returns and information reports) and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such LP Certificate or in the Partnership Preferred Securities represented by such LP Certificate on the part of any other Person, whether or not Citizens Capital shall have actual or other notice thereof.

                    Section 10.4  BOOK ENTRY PROVISIONS.

                    (a)  General.  The provisions of this Section
          10.4 shall apply only in the event that the Partnership Preferred Securities are distributed to the holders of Trust Securities. The LP Certificates, on original issuance, will be issued in the form of a global LP Certificate or LP Certificates representing the Book-Entry Interests, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Partnership. Such LP Certificate or LP Certificates shall initially be registered on the books and records of the Partnership in the name of Cede & Co., the nominee of DTC, and no Partnership Preferred Security Owner will receive a definitive LP Certificate representing such Partnership Preferred Security Owner's interests in such LP Certificate, except as provided in Section 10.6. Unless and until definitive, fully registered LP Certificates (the "Definitive LP Certificates") have been issued to the Partnership Preferred Security Owners pursuant to
          Section 10.6:

                    (i) The provisions of this Section shall be in full force and effect;

                    (ii) The Partnership, the General Partner and any Special Representative shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of Distributions, Redemption Price and liquidation proceeds on the LP Certificates and receiving approvals, votes or consents hereunder) as the Partnership Preferred Security Holder and the sole holder of the LP Certificates and shall have no obligation to the Partnership Preferred Security Owner; and

                    (iii)  None of the Partnership, the General
               Partner, any Special Representative or any agent of the General Partner, the Partnership or any Special Representative shall have any liability with respect to or responsibility for the records of the Clearing Agency.

                    (b)  NOTICES TO CLEARING AGENCY.  Whenever a
          notice or other communication to the Partnership Preferred Security Holders is required under this Agreement, unless and until Definitive LP Certificates shall have been issued to the Partnership Preferred Security Owners pursuant to Section 10.6, the General Partner and any Special Representative shall give all such notices and communications specified herein to be given to the Partnership Preferred Security Holders to the Clearing Agency, and shall have no obligations to the Partnership Preferred Security Owners.

                    (c)  DEFINITIVE LP CERTIFICATES.  If (i) the
          Clearing Agency elects to discontinue its services as securities depository, (ii) the Partnership elects to terminate the book-entry system through the Clearing Agency, or (iii) there is an Event of Default under the Convertible Debentures, then Definitive LP Certificates shall be prepared by the Partnership. Upon surrender of the global LP Certificate or LP Certificates representing the Book-Entry Interests by the Clearing Agency, accompanied by registration instructions, the General Partner shall cause Definitive LP Certificates to be delivered to Partnership Preferred Security Owners in accordance with the instructions of the Clearing Agency. Neither the General Partner nor the Partnership shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Any Person receiving a Definitive LP Certificate in accordance with this Article X shall be admitted to the Partnership as a Limited Partner upon receipt of such Definitive LP Certificate and shall be registered on the books and records of the Partnership as a Partnership Preferred Security Holder. The Definitive LP Certificates shall be printed, lithographed or engraved or may be produced in any other manner as may be required by any national securities exchange on which the Partnership Preferred Securities may be listed and is reasonably acceptable to the General Partner, as evidenced by its execution thereof.

                    Section 10.5  REGISTRAR, PAYING AGENT AND
          CONVERSION AGENT. Citizens Capital shall maintain in the Borough of Manhattan, City of New York, State of New York
          (i) an office or agency where Partnership Preferred Securities may be presented for registration of transfer or for exchange ("Registrar"), (ii) an office or agency where Partnership Preferred Securities may be presented for payment ("Paying Agent") and an office or agency where Partnership Preferred Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Partnership Preferred Securities and of their transfer and exchange. Citizens Capital may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. Citizens Capital may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice to any Holder. If Citizens Capital fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the General Partner shall act as such. Citizens Capital or any of its Affiliates may act as Paying Agent, Registrar, or Conversion Agent.

                    Citizens Capital initially appoints Chemical
          Bank as Registrar, Paying Agent and Conversion Agent for the Partnership Preferred Securities.

                                  ARTICLE XI

                           WITHDRAWAL, DISSOLUTION;
                    LIQUIDATION AND DISTRIBUTION OF ASSETS

                    Section 11.1  WITHDRAWAL OF PARTNERS.  The
          General Partner shall not at any time retire or withdraw from Citizens Capital except as otherwise permitted hereunder. If the General Partner retires or withdraws in contravention of this Section 11.1, it shall indemnify, defend and hold harmless Citizens Capital and the other Partners from and against any losses, expenses, judgments, fines, settlements or damages suffered or incurred by Citizens Capital or such other Partners arising out of or resulting from such retirement or withdrawal.

                    Section 11.2  DISSOLUTION OF CITIZENS CAPITAL.

                    (a) Citizens Capital shall not be dissolved by the admission of Partners in accordance with the terms of this Agreement. Except as provided in Section 11.2(b)(ii), the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Partner, or the occurrence of any other event which terminates the Interest of a Partner in Citizens Capital, shall not cause Citizens Capital to be dissolved and its affairs wound up so long as Citizens Capital at all times has at least two Partners. Upon the occurrence of any such event, the business of Citizens Capital shall be continued without dissolution.

                    (b)  Citizens Capital shall be dissolved and
          terminated and its affairs shall be wound up upon the earliest to occur of any of the following events:

                    (i)  the expiration of the term of Citizens
               Capital, as provided in Section 2.4 of this Agreement;

                    (ii)  upon the bankruptcy, insolvency,
               expulsion or dissolution of the General Partner;

                    (iii)  the entry of a decree of judicial
               dissolution under Section 17-802 of the Act;

                    (iv)  the written consent of all Partners; or

                    (v)  in accordance with the terms of the
               Partnership Preferred Securities.

                    (c) Upon dissolution of Citizens Capital, the Liquidator shall promptly notify the Partners of such dissolution.

                    Section 11.3  LIQUIDATION.

                    (a)  In the event of the dissolution of
          Citizens Capital for any reason, the General Partner (or, if Citizens Capital is dissolved pursuant to Section 11.2(b)(ii), then a liquidating agent appointed by Holders of not less than 66 2/3% in Liquidation Preference of the Partnership Preferred Securities (the General Partner or such Person so appointed is hereinafter referred to as the "Liquidator")) shall commence to wind up the affairs of Citizens Capital and to liquidate Citizens Capital's assets, including Citizens Capital's Eligible Investments and/or amounts deposited in the Eligible Investment Account; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of Citizens Capital and the satisfaction of liabilities to creditors so as to enable the Partners to minimize the normal losses attendant upon liquidation. The Partners shall continue to share all income, losses and distributions during the period of liquidation in accordance with Articles IV and
          V. Subject to the provisions of this Article XI, the Liquidator shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property pursuant to such liquidation, giving due regard to the activity and condition of the relevant market and general financial and economic conditions.

                    (b)  The Liquidator shall have all of the
          rights and powers with respect to the assets and liabilities of Citizens Capital in connection with the liquidation and termination of Citizens Capital that the General Partner would have with respect to the assets and liabilities of Citizens Capital during the term of Citizens Capital, and the Liquidator is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation and termination of Citizens Capital and the transfer of any assets.

                    (c)  Notwithstanding the foregoing, a
          Liquidator that is not a General Partner shall not be deemed a Partner in this Partnership and shall not have any of the economic interests in Citizens Capital of a Partner; and such Liquidator may be compensated for its services to Citizens Capital at normal customary and competitive rates for its services to Citizens Capital as reasonably determined by all the Limited Partners.

                    Section 11.4  DISTRIBUTION IN LIQUIDATION.
          Subject to Section 9.3, the proceeds of liquidation shall be applied in the following order of priority (and without regard to the provisions of Section 17-804 of the
          Act):

                    (i)  to creditors of Citizens Capital,
               including Partnership Preferred Security Holders who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of Citizens Capital (whether by payment or the making of reasonable provisions for payment thereof), other than liabilities for distributions (including Distributions) to Partners; and

                    (ii)  following any allocations required under
               Section 4.1(c) of the Agreement, to the Partners in proportion to the Partner's positive Capital Account balances.

                    Section 11.5 RIGHTS OF LIMITED PARTNERS. Each Limited Partner shall look solely to the assets of Citizens Capital for all distributions with respect to Citizens Capital and such Partner's capital contribution (including returns thereof), and such Partner's share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner, except under the Partnership Guarantee Agreement. Except as provided in Section 6.3 and 6.4 of this Agreement, no Partner shall have any right to demand or receive property other than cash upon dissolution and termination of Citizens Capital.

                    Section 11.6  TERMINATION.  Citizens Capital
          shall terminate when all of the assets of Citizens Capital shall have been disposed of and the assets shall have been distributed as provided in Section 11.4. The Liquidator shall then execute and cause to be filed a certificate of cancellation of Citizens Capital.

                                 ARTICLE XII

                           AMENDMENTS AND MEETINGS

                    Section 12.1 AMENDMENTS. Except as provided by Section 6.2(i), this Agreement may be amended by a written instrument executed by the General Partner without the consent of any Limited Partner; provided, however, that no amendment shall be made, and any such purported amendment shall be void and ineffective, to the extent the result thereof would be to cause Citizens Capital to be treated as anything other than a partnership for purposes of United States income taxation or require Citizens Capital to register under the 1940 Act. Notwithstanding any provision to the contrary, in the event of (i) a liquidation of the Trust for any reason or (ii) any other distribution which effectively causes Partnership Preferred Securities to be distributed to holders of Trust Securities, the General Partner may amend this Agreement without the consent of the Limited Partners to provide for (A) orderly dissemination, purchase, sale, exchange and replacement of such Partnership Preferred Securities, (B) all other matters to the extent required by or desirable under then applicable law and (C) such other matters reasonably incidental or related thereto; provided, however, that no such amendment may materially adversely effect the rights, preferences and value of any class of such Partnership Securities without the consent of a majority in interest of the Partners so effected.

                    Section 12.2 AMENDMENT OF CERTIFICATE. In the event this Agreement shall be amended pursuant to Section 12.1, the General Partner shall amend the Certificate to reflect such change if it deems such amendment of the Certificate to be necessary or appropriate.

                    Section 12.3  MEETINGS OF PARTNERS.

                    (a) Meetings of the Limited Partners who are Holders may be called at any time by the General Partner to consider and act on any matter on which Limited Partners are entitled to act under the terms of this Agreement or the Act. The General Partner shall call a meeting of Holders if directed to do so by Holders of no less than 10% in Liquidation Preference as permitted by this Agreement. Such direction shall be given by delivering to the General Partner a request in writing stating that the signing Limited Partners desire to call a meeting and indicating the general or specific purpose for which the meeting is to be called.

                    (b) Notice of any such meeting shall be given to all Partners not less than seven Business Days nor more than 60 days prior to the date of such meeting.
          Each such notice shall set forth the date, time and place of the meeting, a description of any matter on which Holders are entitled to vote and instructions for the delivery of proxies of written consents.

                    (c) Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if a consent in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum Interests that would be necessary to authorize or take such action at a meeting in which all Limited Partners having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners entitled to vote who have not consented in writing. The General Partner may provide that any written ballot submitted to the Limited Partners for the purpose of taking any action without a meeting shall be refunded to Citizens Capital within a specified time.

                    (d) Each Partner may authorize any Person to act for it by proxy on all matters as to which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it.

                    (e)  Each meeting of Partners shall be
          conducted by the General Partner or by such other Person that the General Partner may designate.

                    (f)  The General Partner may establish all
          other reasonable procedures relating to meetings of Partners or the giving of written consents, in addition to those expressly provided, including notice of time, place or purpose of any meeting at which any matter is to be voted on by any Partners, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                 ARTICLE XIII

                                MISCELLANEOUS

                    Section 13.1  NOTICES.  All notices provided
          for in this Agreement shall be in writing, and shall be delivered or mailed by first class or registered or certified mail or, with respect to Citizens Capital and General Partner, telecopied, as follows:

                    (a) if given to Citizens Capital, in care of the General Partner at Citizens Capital's mailing address set forth below:

                         Citizens Utilities Capital L.P.
                         c/o Citizens Utilities Company
                         High Ridge Park
                         P.O. Box 3801
                         Stamford, Connecticut  06905
                         Attention:  ________________
                         Telecopy:   ________________

                    (b)  if given to the General Partner, at its
               mailing address set forth below:

                         Citizens Utilities Company
                         High Ridge Park
                         P.O. Box 3801
                         Stamford, Connecticut  06905
                         Attention:  ______________
                         Telecopy:   ______________
                    (c)  if given to any other Partner at the
               address set forth on the books and records of Citizens Capital.

                    Section 13.2 POWER OF ATTORNEY. Each Holder does hereby constitute and appoint the General Partner, and if applicable, any Special Representative appointed pursuant to Section 6.2(g) of this Agreement, as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (a) any amendment of the Certificate required because of an amendment of this Agreement or in order to effect any change in Citizens Capital, (b) this Agreement, (c) any amendments to this Agreement and (d) all such other instruments, documents and certificates which from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of Citizens Capital or to dissolve Citizens Capital for any other purpose consistent with this agreement and the transactions contemplated hereby.

                    The power of attorney granted hereby is coupled with an interest and shall (a) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination, or bankruptcy of the Holder granting the same or the transfer of all or any portion of such Holder's Interest and (b) extend to such Holder's successors, assigns and legal representatives.

                    Section 13.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

                    Section 13.4  GOVERNING LAW.  THIS AGREEMENT
          AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                    Section 13.5  EFFECT.  Except as herein
          otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

                    Section 13.6  PRONOUNS AND NUMBER.  Wherever
          from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter.

                    Section 13.7 CAPTIONS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

                        Section 13.8 PARTIAL ENFORCEABILITY. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

                         Section 13.9 COUNTERPARTS. This Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signature of each of the Partners to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

                         Section 13.10  REMEDIES.  The failure of any
               party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.
               Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.
                         IN WITNESS WHEREOF, the parties hereto have
               executed this Agreement as of the date first above stated.

                                         GENERAL PARTNER:

                                         CITIZENS UTILITIES COMPANY
                                            a Delaware corporation

                                         By:
                                             Name:
                                             Title:

                                         INITIAL LIMITED PARTNER:
                                            a _________ corporation

                                         By:
                                             Name:
                                             Title:
                                                                 ANNEX A

                         FORM OF PARTNERSHIP PREFERRED SECURITY

                               [FORM OF FACE OF SECURITY]

                                                  Number of Partnership
               Certificate Number                 Preferred Securities



                                                         [CUSIP NO.    ]

                Certificate Evidencing Partnership Preferred Securities

                                           of

                            Citizens Utilities Capital L.P.

                         ___% Convertible Partnership
                         Preferred Securities (liquidation
                         preference $50 per Partnership
                         Preferred Security)

                         Citizens Utilities Capital L.P., a limited
               partnership formed under the laws of the State of Delaware (the "Partnership"), hereby certifies that

               (the "Holder") is the registered owner of

               preferred securities of Citizens Capital representing limited partnership interests in Citizens Capital, which are designated the __% Convertible Partnership Preferred Securities (liquidation preference $50 per Preferred Security) (the "Partnership Preferred Securities"). The Partnership Preferred Securities are fully paid and are nonassessable interests in Citizens Capital, as to which the Partners in Citizens Capital who hold the Partnership Preferred Securities (the "Partnership Preferred Security Holders"), in their capacities as Partners in Citizens Capital, will have no liability solely by reason of being Partnership Preferred Security Holders (subject to the obligation of a Partnership Preferred Security Holder to repay any funds wrongfully distributed to it), and are freely transferable on the books and records of Citizens Capital, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, preferences and special rights and limitations of the Partnership Preferred Securities are set forth in, and this certificate and the Partnership Preferred Securities are set forth in, and this certificate and the Partnership Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Partnership Agreement of Citizens Capital dated as of _________ ___, 1995, as the same may be amended from time to time in accordance with its terms (the "Limited Partnership Agreement"), authorizing the issuance of the Partnership Preferred Securities and determining the powers, preferences and other special rights and limitations, regarding Distributions, voting, return of capital and otherwise, and other matters relating to the Partnership Preferred Securities. Capitalized terms used herein but not defined herein shall have the meaning given them in the Limited Partnership Agreement. The Holder is entitled to the benefits of the Partnership Preferred Securities Guarantee Agreement dated as of ____________, 1995 (the "Partnership Guarantee Agreement") executed by Citizens Utilities Company (the "Company") to the extent provided therein. Citizens Capital will furnish a copy of the Limited Partnership Agreement and the Partnership Guarantee Agreement to the Holder without charge upon written request to Citizens Capital at its principal place of business or registered office.

                         IN WITNESS WHEREOF, Citizens Capital has
               executed this certificate this _____ day of ___________
               1995.

                                          CITIZENS UTILITIES CAPITAL L.P.

                                          By:  CITIZENS UTILITIES COMPANY
                                                 its General Partner

                                          By:
                                              Name:
                                              Title:
                             [FORM OF REVERSE OF SECURITY]

                         The Holder, by accepting this certificate, is
               deemed to have agreed (i) to be bound by the provisions of the Limited Partnership Agreement and (ii) that the Convertible Debentures acquired by Citizens Capital with the proceeds from the issuance of the Partnership Preferred Securities are subordinated and junior in right of payment to all Senior Indebtedness of Citizens as and to the extent provided in the Convertible Debentures and
               (iii) that the Partnership Guarantee Agreement ranks (x) subordinate and junior in right of payment to all Senior Indebtedness of Citizens, and (y) PARI PASSU with the most senior preferred or preference stock now or hereafter issued by Citizens and with any guarantee now or hereafter entered into by Citizens in respect of any preferred or preference stock of any Affiliate of Citizens, and (z) senior to Common Stock and any other classes or series of capital stock of Citizens or any of its Affiliates which by its express terms ranks junior in the payment of distributions and amounts on liquidation, dissolution, and winding-up to the Partnership Preferred Securities, in each case, as and to the extent provided in the Partnership Guarantee Agreement. Upon receipt of this certificate, the Holder is admitted to the Partnership as a Limited Partner, is bound by the Limited Partnership Agreement and is entitled to the benefits thereunder.

                         Distributions payable on each Partnership
               Preferred Security will be fixed at a rate per annum of
                   % (the "Coupon Rate") of the stated liquidation
               preference of $50 per Partnership Preferred Security,
               such rate being the rate of interest payable on the Convertible Debentures to be held by Citizens Capital. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes payment in the form of cash or shares of common stock of the Company ("Common Stock"). A Distribution is payable only to the extent that payments are made in respect of the Convertible Debentures held by Citizens Capital and to the extent Citizens Capital has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

                         Except as otherwise described below,
               distributions on the Partnership Preferred Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears, on __________ ___, ________ ___, __________ ___ and
               __________ ___ of each year, commencing on __________
               ___, 1996, to Holders of record on the relevant Regular Record Dates (as such term is defined in the Indenture), which payment dates shall correspond to the interest payment dates on the Convertible Debentures. The Debenture Issuer has the right under the Indenture to defer payments of interest from time to time on the Convertible Debentures for a period not exceeding 20 consecutive quarters (each an "Extension Period") and, as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

                         The Partnership Preferred Securities shall be
               redeemable as provided in the Limited Partnership
               Agreement.

                         The Partnership Preferred Securities shall be
               convertible into shares of Common Stock, through (i) the exchange of Partnership Preferred Securities for a portion of the Convertible Debentures and (ii) the immediate conversion of such Convertible Debentures into Common Stock, in the manner and according to the terms set forth in the Limited Partnership Agreement.
                                 NOTICE OF CONVERSION

          To:  [Name of Bank],
               As Conversion Agent
               Citizens Utilities Capital L.P.

                    The undersigned owner of these Partnership Preferred Securities hereby irrevocably exercises the option to convert these Partnership Preferred Securities, or the portion below designated, into shares of Common Stock, Series A, par value $.25 per share, of CITIZENS UTILITIES COMPANY ("Common Stock") in accordance with the terms of the Amended and Restated Agreement of Limited Partnership (the "Limited Partnership Agreement"), dated as of _________ ___, 1995, by and among Citizens Utilities Company, as the general partner, ____________, as initial limited partner, and such other Persons (as defined therein) who become Limited Partners (as defined therein) as provided in the Limited Partnership Agreement. Pursuant to the aforementioned exercise of the option to convert these Partnership Preferred Securities, the undersigned hereby directs the Conversion Agent (as that term is defined in the Limited Partnership Agreement) to (i) exchange such Partnership Preferred Securities for a portion of the Convertible Debentures (as that term is defined in the Limited Partnership Agreement) held by the Limited Partnership (as such term is defined in the Limited Partnership Agreement) (at the rate of exchange specified in the Limited Partnership Agreement) and (ii) immediately convert such Convertible Debentures on behalf of the undersigned, into Common Stock (at the conversion rate specified in the Limited Partnership Agreement).

                    The undersigned does also hereby direct the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                    This Notice of Conversion and any action taken hereunder shall be governed by the terms of the Limited
          Partnership Agreement.

          Date: ____________, ____

               in whole __              in part
                                        Number of Partnership Preferred
                                        Securities to be converted:
                                        ___________________

                                        If a name or names other than the
                                        undersigned, please indicate in the
                                        spaces below the name or names in
                                        which the shares of Common Stock
                                        are to be issued, along with the
                                        address or addresses of such person
                                        or persons




                                   Signature (for conversion only)

                                        Please Print or Typewrite Name and
                                        Address, Including Zip Code, and
                                        Social Security or Other
                                        Identifying Number




                                                                    ANNEX B

                           NOTICE OF DISTRIBUTION ELECTION

          TO:  _________________,
               As Election Agent
               Citizens Utilities Capital L.P.

                    The undersigned owner of ____% Convertible Partnership Preferred Securities (liquidation preference $50 per preferred security) (the "Partnership Preferred Securities"), issued pursuant to the Amended and Restated Agreement of Limited Partnership (the "Limited Partnership Agreement"), dated as of ___________ ___, 1995, by and among Citizens Utilities Company, as the general partner, ____________, as initial limited partner, and such other Persons (as defined therein) who become Limited Partners (as defined therein) as provided in the Limited Partnership Agreement, hereby irrevocably elects to receive, in the form prescribed below, Distributions (as such term is defined in the Limited Partnership Agreement) due and payable to the undersigned on the four Distribution Payment Dates (as such term is defined in the Limited Partnership Agreement) occurring after the Election Period during which this Notice of Distribution Election is being submitted.
                    The Undersigned, as Holder of [NUMBER OF PARTNERSHIP PREFERRED SECURITIES HELD] Partnership Preferred Securities, elects to receive payment of Distributions due and payable on the next four Distribution Payment Dates in the form:

          Choose one:

               ( )  Cash

               ( ) An Equivalent Value of shares Common Stock Series A, par value $.25 per share, of Citizens Utilities Company ("Common Stock")
              [(A)  ( )  Cash for [NO. OF PARTNERSHIP PREFERRED SECURITIES
                         TO RECEIVE DISTRIBUTIONS IN CASH];

               (B)  ( )  Shares of Common Stock Series A, par value $.25
                         per share, of Citizens Utilities Company ("Common Stock") [NO. OF PARTNERSHIP PREFERRED SECURITIES TO RECEIVE DISTRIBUTIONS IN COMMON STOCK].](1)


               _____________________
               1 Only holders of Partnership Preferred Securities who hold on behalf of more than one beneficial owner of Partnership Preferred Securities may choose more than one form in which to receive Distributions. Furthermore, such holder of multiple beneficial owners' interests in Partnership Preferred
                    Securities may elect only one form of Distribution for each such beneficial owner.
                    The undersigned does also hereby direct the addressee that any and all Distributions in the form of Common Stock made pursuant to this Notice of Distribution Election be delivered to and issued in the name of the undersigned, unless a different name/different names has/have been indicated in the assignment below. If such shares are to be issued in the name/names of a person/persons other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                    This Notice of Distribution Election and any action taken hereunder shall be governed by the terms of the Limited Partnership Agreement.

          Date: ____________, ____

                                        (Applicable only if box (B) has
                                        been checked.)  If a name or names
                                        other than the undersigned, please
                                        indicate in the spaces below the
                                        name or names in which shares of
                                        Common Stock are to be issued,
                                        along with the address or addresses
                                        of such person or persons


                                   Signature

                                        Please Print or Typewrite Name and
                                        Address, Including Zip Code, and
                                        Social Security or Other
                                        Identifying Number




                                                                    ANNEX C

                           STATEMENT OF COMMON DEFINITIONS
                                  TABLE OF CONTENTS

                                                                       Page

                                      ARTICLE I
                                    DEFINED TERMS

          Section 1.1   DEFINITIONS   . . . . . . . . . . . . . . . . .   4
          Section 1.2   HEADINGS  . . . . . . . . . . . . . . . . . . .  14

          ARTICLE II
          CONTINUATION OF CITIZENS CAPITAL;
          ADMISSION OF PARTNERSHIP PREFERRED SECURITIES HOLDERS;
          WITHDRAWAL OF INITIAL LIMITED PARTNER

          Section 2.1   CONTINUATION OF CITIZENS CAPITAL  . . . . . . .  14
          Section 2.2   NAME  . . . . . . . . . . . . . . . . . . . . .  14
          Section 2.3   BUSINESS OF CITIZENS CAPITAL  . . . . . . . . .  14
          Section 2.4   TERM  . . . . . . . . . . . . . . . . . . . . .  15
          Section 2.5   REGISTERED AGENT AND OFFICE   . . . . . . . . .  15
          Section 2.6   PRINCIPAL PLACE OF BUSINESS   . . . . . . . . .  15
          Section 2.7   NAME AND BUSINESS ADDRESS OF
                        GENERAL PARTNER   . . . . . . . . . . . . . . .  16
          Section 2.8   QUALIFICATION TO DO BUSINESS  . . . . . . . . .  16
          Section 2.9   ADMISSION OF HOLDERS OF PARTNERSHIP
                        PREFERRED SECURITIES; WITHDRAWAL
                        OF INITIAL LIMITED PARTNER  . . . . . . . . . .  16

          ARTICLE III
          CAPITAL CONTRIBUTIONS; REPRESENTATION OF
          PARTNERSHIP PREFERRED SECURITY HOLDER'S INTEREST;
            CAPITAL ACCOUNTS

          Section 3.1   CAPITAL CONTRIBUTIONS   . . . . . . . . . . . .  17
          Section 3.2   PARTNERSHIP PREFERRED SECURITY
                        HOLDER'S INTEREST REPRESENTED
                        BY L.P. CERTIFICATE   . . . . . . . . . . . . .  17
          Section 3.3   CAPITAL ACCOUNTS  . . . . . . . . . . . . . . .  18
          Section 3.4   INTEREST ON CAPITAL CONTRIBUTIONS   . . . . . .  18
          Section 3.5   WITHDRAWAL AND RETURN OF CAPITAL
                        CONTRIBUTIONS   . . . . . . . . . . . . . . . .  18
          Section 3.6   INVESTMENT OF CAPITAL CONTRIBUTIONS   . . . . .  18

          ARTICLE IV
          ALLOCATIONS

          Section 4.1   PROFITS AND LOSSES  . . . . . . . . . . . . . .  19
          Section 4.2   SPECIAL ALLOCATIONS   . . . . . . . . . . . . .  21
          Section 4.3   OTHER ALLOCATION PROVISIONS   . . . . . . . . .  22
          Section 4.4   ALLOCATIONS FOR INCOME TAX PURPOSES   . . . . .  24
          Section 4.5   WITHHOLDING   . . . . . . . . . . . . . . . .    24

          ARTICLE V
          DISTRIBUTIONS

          Section 5.1   DISTRIBUTIONS   . . . . . . . . . . . . . . . .  25
          Section 5.2   LIMITATIONS ON DISTRIBUTIONS  . . . . . . . . .  25

          ARTICLE VI
          ISSUANCE OF PARTNERSHIP PREFERRED SECURITIES

          Section 6.1   GENERAL PROVISIONS REGARDING
                        PARTNERSHIP PREFERRED SECURITIES  . . . . . . .  25
          Section 6.2   PARTNERSHIP PREFERRED SECURITIES  . . . . . . .  27
          Section 6.3   CONVERSION RIGHTS OF PARTNERSHIP
                        PREFERRED SECURITIES  . . . . . . . . . . . . .  34
          Section 6.4   DISTRIBUTION ELECTION   . . . . . . . . . . . .  40

          ARTICLE VII
          BOOKS OF ACCOUNT, RECORDS AND REPORTS

          Section 7.1   BOOKS AND RECORDS   . . . . . . . . . . . . . .  44
          Section 7.2   ACCOUNTING METHOD   . . . . . . . . . . . . . .  44
          Section 7.3   ANNUAL AUDIT  . . . . . . . . . . . . . . . . .  45

          ARTICLE VIII
          POWERS, RIGHTS AND DUTIES
          OF THE LIMITED PARTNERS

          Section 8.1   LIMITATIONS   . . . . . . . . . . . . . . . . .  45
          Section 8.2   LIABILITY   . . . . . . . . . . . . . . . . .    45
          Section 8.3   PRIORITY  . . . . . . . . . . . . . . . . . .    46

          ARTICLE IX

          POWERS, RIGHTS AND DUTIES
          OF THE GENERAL PARTNER

          Section 9.1   AUTHORITY   . . . . . . . . . . . . . . . . . .  46
          Section 9.2   POWER AND DUTIES OF GENERAL PARTNER   . . . . .  46
          Section 9.3   OBLIGATIONS AND EXPENSES PAYABLE
                        BY GENERAL PARTNER  . . . . . . . . . . . . . .  48
          Section 9.4   LIABILITY   . . . . . . . . . . . . . . . . . .  49
          Section 9.5   INVESTMENT COMPANY OR TAX ACTIONS   . . . . . .  49
          Section 9.6   OUTSIDE BUSINESSES  . . . . . . . . . . . . . .  50
          Section 9.7   LIMITS ON GENERAL PARTNER'S POWERS  . . . . . .  50
          Section 9.8   TAX MATTERS PARTNER   . . . . . . . . . . . . .  52
          Section 9.9   CONSOLIDATION, MERGER OR SALE OF ASSETS   . . .  53

          ARTICLE X
          TRANSFERS OF INTERESTS BY PARTNERS

          Section 10.1  TRANSFER OF INTERESTS   . . . . . . . . . . . .  54
          Section 10.2  TRANSFER OF LP CERTIFICATES   . . . . . . . . .  55
          Section 10.3  PERSONS DEEMED PARTNERSHIP PREFERRED
                        SECURITY HOLDERS  . . . . . . . . . . . . . . .  56
          Section 10.4  BOOK ENTRY PROVISIONS   . . . . . . . . . . . .  56
          Section 10.5  REGISTRAR, PAYING AGENT AND
                        CONVERSION AGENT  . . . . . . . . . . . . . . .  58

          ARTICLE XI
          WITHDRAWAL, DISSOLUTION;
          LIQUIDATION AND DISTRIBUTION OF ASSETS

          Section 11.1  WITHDRAWAL OF PARTNERS  . . . . . . . . . . . .  58
          Section 11.2  DISSOLUTION OF CITIZENS CAPITAL   . . . . . . .  59
          Section 11.3  LIQUIDATION   . . . . . . . . . . . . . . . . .  59
          Section 11.4  DISTRIBUTION IN LIQUIDATION   . . . . . . . . .  60
          Section 11.5  RIGHTS OF LIMITED PARTNERS  . . . . . . . . . .  61
          Section 11.6  TERMINATION   . . . . . . . . . . . . . . . . .  61

          ARTICLE XII
          AMENDMENTS AND MEETINGS
          Section 12.1  AMENDMENTS  . . . . . . . . . . . . . . . . . .  61
          Section 12.2  AMENDMENT OF CERTIFICATE  . . . . . . . . . . .  62
          Section 12.3  MEETINGS OF PARTNERS  . . . . . . . . . . . . .  62

          ARTICLE XIII
          MISCELLANEOUS

          Section 13.1  NOTICES   . . . . . . . . . . . . . . . . . . .  63
          Section 13.2  POWER OF ATTORNEY   . . . . . . . . . . . . . .  64
          Section 13.3  ENTIRE AGREEMENT  . . . . . . . . . . . . . . .  64
          Section 13.4  GOVERNING LAW   . . . . . . . . . . . . . . . .  65
          Section 13.5  EFFECT  . . . . . . . . . . . . . . . . . . . .  65
          Section 13.6  PRONOUNS AND NUMBER   . . . . . . . . . . . . .  65
          Section 13.7  CAPTIONS  . . . . . . . . . . . . . . . . . . .  65
          Section 13.8  PARTIAL ENFORCEABILITY  . . . . . . . . . . . .  65
          Section 13.9  COUNTERPARTS  . . . . . . . . . . . . . . . . .  65
          Section 13.10 REMEDIES  . . . . . . . . . . . . . . . . . . .  65